EXHIBIT 10.1

Loan Agreement
by and between
Kansas City Southern de México, S.A. de C.V.
and
DVB Bank AG
Dated as of September 24, 2008

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Appendix A	—	Definitions
Exhibit A	—	Form of Note
Exhibit B	—	Form of Loan Request
Exhibit C	—	Closing Conditions
Exhibit D	—	Form of Borrower’s Officer’s Certificate
Exhibit E	—	Loan Agreement Supplement
Exhibit F	—	Secretaría de Hacienda y Crédito Público Listing

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Loan Agreement
          This Loan Agreement (the “Agreement”), dated as of September 24, 2008, is made by and between Kansas City Southern de México, S.A. de C.V., a company incorporated under the laws of Mexico (herein, together with its permitted successors and assigns, “Borrower”) and DVB Bank AG, a German corporation (herein, together with its permitted successors and assigns, each a “Lender” and, collectively, the “Lenders”).
Recitals
          Whereas, the Borrower has requested that the Lender make the Loan to the Borrower in an aggregate principal amount not to exceed $52,200,000.00, and the Lender has indicated its willingness to make the Loan on the terms set forth herein.
          Now, Therefore, in consideration of the premises and agreements herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
Article I
Definitions
     Section 1.1. Definitions. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings set forth in Appendix A hereto for all purposes hereof; and the rules of interpretation set forth in Appendix A hereto shall apply to this Agreement.
     Section 1.2. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Article II
Closing Date; Acquisition Date
     Section 2.1. Closing. (a) Subject to the terms and conditions hereof, this Agreement shall be effective as of September 26, 2008 (the “Closing Date”) upon the satisfaction or waiver of the conditions precedent set forth in Exhibit C hereto.
          (b) All documents and instruments required to be delivered on the Closing Date and in connection with the Loan pursuant to this Agreement shall be delivered at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Suite 1700, Chicago, Illinois 60603, or at such other location as the Lender and the Borrower may mutually agree.

Article III
Funding of the Loan
     Section 3.1. Funding. (a) Amount of the Loan. (a) Subject to the satisfaction or waiver of the conditions precedent set forth in Exhibit C hereto, prior to 11:00 A.M., New York City time, on the Closing Date, the Lender shall make a loan (the “Loan”) to the Borrower by delivery to the Borrower by wire transfer immediately available funds in an amount equal to the Requested Loan Amount as set forth in the Loan Request in accordance with the wiring instructions set forth in the Loan Request; provided, that if the terms and conditions for the Loan set forth herein have not been satisfied by 11:00 A.M. New York City time on the Closing Date, the Lender shall not be obligated to maintain the availability of its funds for the Loan unless the Lender has received a satisfactory indemnity from the Borrower for the overnight investment of such funds. The aggregate amount of the Loan required to be made as above provided shall not exceed the lesser of (1) the product of the Financing Percentage and the aggregate Equipment Cost of the Equipment being financed on the Closing Date and (2) the Aggregate Commitment Amount. The funding by the Lender of the Loan shall be deemed a waiver of the Loan Request. The Loan Request shall be irrevocable and binding on the Borrower. Notwithstanding anything in this Agreement to the contrary, the Lender shall not be obligated to make the Loan so long as either a Default or an Event of Default shall have occurred and be continuing.
     Section 3.2. Notice and Closing. Not later than 1:00 P.M., New York City time, on the third Business Day preceding the Closing Date, the Borrower shall deliver to the Lender a request (a “Loan Request”) by facsimile or other form of electronic communication or telephone (to be promptly confirmed in writing) substantially in the form of Exhibit B hereto setting forth:
          (i) the Closing Date;
          (ii) the Requested Loan Amount; and
          (iii) the number and type of Units for which settlement of the purchase price will be made on the Closing Date and the Equipment Cost of such Units.
     Section 3.3. Up-Front Fee. On the Closing Date, the Borrower shall pay to the Lender an up-front fee in an amount equal to 0.45% of the Aggregate Commitment Amount.
Article IV
The Notes
     Section 4.1. Notes. The Loan shall be evidenced by Notes executed by the Borrower and issued to the Lender, substantially in the form of Exhibit A attached hereto. The Lender shall be entitled to receive a single Note on the Closing Date in the principal amount and with the maturity date specified in Schedule II to the Loan Agreement Supplement dated the Closing Date.

          The principal amount of and interest on each Note issued pursuant to the provisions of this Agreement shall be payable as set forth in the form thereof contained in Exhibit A. Interest on the Notes shall accrue on the principal amount thereof remaining unpaid from time to time at the Debt Rate and shall be computed on the basis of a 360-day year and the actual number of days elapsed from and including the date thereof to but excluding the date of payment. Interest shall be payable in arrears on each Payment Date. Each Note outstanding hereunder shall be identical except in respect of principal amount thereof.
     Section 4.2. Method of Payment. (a) The principal of, and Positive Make-Whole Amount, if any, and interest on each Note will be payable in U.S. dollars in immediately available funds to the Lender at HSBC Bank, New York, ABA 021001088, Account Number: 000129879, Account Name: DVB Bank AG, Frankfurt, Reference: KCSM Locomotives 3035647, without any presentment or surrender of any Note, except that the holder of a Note shall promptly surrender such Note to the Borrower upon payment in full of the principal amount of and interest on such Note and such other sums payable to such holder hereunder or under the Note.
          (b) Subject to Section 7.11, payments in respect of the Notes shall be reduced by any taxes, fees or other charges required by applicable law to be withheld at the source.
     Section 4.3. Application of Payments to Principal Amount and Interest. In the case of each Note, each payment of principal thereof and Positive Make-Whole Amount, if any, and interest thereon shall be applied, first, to the payment of accrued but unpaid interest on such Note then due thereunder, second, to the payment of the unpaid principal amount of such Note then due thereunder and, third, to the payment of Positive Make-Whole Amount, if any, then due thereon. Any prepayment of less than the entire outstanding principal amount of the Notes pursuant to Section 4.8(b) shall be applied pro rata in accordance with the outstanding principal amounts thereof.
     Section 4.4. Termination of Interest. The Lender shall have no further interest in, or other right with respect to, any Equipment when and if the principal amount of and interest on all the Notes and all other sums payable to the Lender hereunder and under such Notes shall have been paid in full. The Lender shall provide the Trustee notice of the termination of this Agreement promptly following the payment in full of the principal amount of and interest on the Notes and all other sums payable to the Lender hereunder.
     Section 4.5. Transfer of Notes. The Borrower shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the “Note Register”) and the Borrower will register or transfer or cause to be registered or transferred as hereinafter provided any Notes issued pursuant to this Agreement. A holder of a Note intending to transfer such Note to a new payee, or to exchange any Note or Notes held by it for a Note or Notes of a different denomination or denominations, may surrender such Note or Notes to the Borrower, together with a written request from such holder for the issuance of a new Note or Notes, specifying the denomination or denominations (each of which shall be not less than $5,000,000.00 (or, if less, the outstanding principal amount of such Note) or such smaller denomination as may be necessary due to the original issuance of Notes of the maturity in an aggregate principal amount not evenly divisible by $5,000,000.00), and, in the case of a surrender for registration of transfer, the name and address of the transferee or transferees. Promptly upon receipt of such documents, the Borrower will issue a new Note or Notes in the same aggregate principal amount, in the form set forth in Exhibit A, in the same maturity and bearing the same interest rate as the Note or Notes surrendered, in such denomination or denominations and payable to such payee or payees as shall be specified in the written request from such holder. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Borrower evidencing the same respective obligations, and entitled to the same security and benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.
          Prior to the due presentment for registration of transfer of a Note, the Borrower shall deem and treat the registered holder of such Note as the absolute owner and holder of such Note for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes and shall not be affected by any notice to the contrary.
     Section 4.6. Loss, Theft, Etc. of Notes. If any Note shall become mutilated, destroyed, lost or stolen, the Borrower shall, upon the written request of the holder of such Note, issue in replacement thereof, a new Note in the form set forth in Exhibit A, payable to the same holder in the same principal amount, dated the same date, of the same maturity, bearing the same interest rate and dated the same date as the Note so mutilated, destroyed, lost or stolen. If the Note being replaced has become mutilated, such Note shall be surrendered to the Borrower. If the Note being replaced has been destroyed, lost or stolen, the holder of such Note shall furnish to the Borrower such security or indemnity as may be required by it to save the Borrower harmless and evidence satisfactory to the Borrower of the destruction, loss or theft of such Note and of the ownership thereof. The Borrower shall not charge the holder for the expense in replacing any Note hereunder other than any amounts that may be payable in accordance with Section 4.7 hereof.
     Section 4.7. Payment of Transfer Taxes. Upon and as a condition to the transfer of any Note or Notes pursuant to Section 4.5, the Borrower may require from the party requesting such new Note or Notes payment of a sum to reimburse the Borrower for, or to provide funds for the payment of, any tax or other governmental charge in connection therewith.
     Section 4.8. Prepayments. (a) All Notes issued with respect to any Unit that has suffered or been deemed to have suffered a Casualty Occurrence shall be prepaid in whole or in part by the Borrower if such Unit or Units are not replaced pursuant to Section 7.3 hereof on the relevant date determined pursuant to Section 7.3 hereof, at a price equal to the sum of (i) as to principal thereof, an amount equal to the product obtained by multiplying the aggregate unpaid principal amount of such Notes as at the date of such prepayment for such Unit or Units (after deducting therefrom the principal installment, if any, due on the date of such prepayment) by a fraction, the numerator of which shall be the Equipment Cost of such Unit or Units of Equipment and the denominator of which shall be the aggregate Equipment Cost of all Units of Equipment subject to the Mexican Trust Agreement immediately prior to the date of such prepayment, (ii) as to interest, the aggregate amount of interest accrued and unpaid in respect of the principal amount of the Notes to be prepaid pursuant to clause (i) above to but not including the date of prepayment (after deducting therefrom any principal installment due on or prior to the date of such prepayment) and (iii) a premium in an amount equal to the Positive Make-Whole Amount, if any, applicable in respect of the principal amount of the Notes to be prepaid pursuant to clause (i) above on the date of such prepayment; provided that, if such prepayment shall result in a Negative Make-Whole Amount, the holders of the Notes so to be prepaid shall pay such Negative Make-Whole Amount in accordance with the provisions of Section 7.15 of this Agreement.
          (b) All Notes issued at any time outstanding hereunder may upon not less than three (3) Business Days prior written notice be prepaid in whole or in part upon the request of the Borrower at any time on a date selected by the Borrower at a price equal to the unpaid principal amount thereof together with accrued but unpaid interest thereon, up to, but not including the date of such payment plus, an amount equal to the Positive Make-Whole Amount determined as of the Business Day immediately preceding such prepayment date, if any, applicable in respect of the principal amount of such Notes to be prepaid pursuant to this Section 4.8(b); provided that, if such prepayment shall result in a Negative Make-Whole Amount, the holders of the Notes so to be prepaid shall pay such Negative Make-Whole Amount in accordance with the provisions of Section 7.15 of this Agreement; provided, further, that if the Borrower shall prepay any Notes at any time prior to the third anniversary of the Closing Date pursuant to this Section 4.8(b), the Borrower shall also pay to the Lender in immediately available funds the applicable Prepayment Fee.
          (c) If at any time as a result of a Change in Tax Law (as defined below) the Borrower is or becomes obligated to make any increased payments pursuant to Section 7.11 hereof in respect of any payment of interest on account of any of the Notes in excess of the amounts payable without regard to such Change in Tax Law, the Borrower may give the Lender irrevocable written notice (a “Tax Prepayment Notice”) of the prepayment of the Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of the Borrower to make any increased payments and the amount thereof and stating that all of the Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon up to, but not including the date of such prepayment and Make-Whole Amount, if any, with respect thereto unless the Lender gives Borrower written notice no more than 20 days after receipt of the Tax Prepayment Notice (or, if earlier, the tenth day prior to the date for the payment giving rise to such increased payments), rejecting such prepayment (a “Tax Prepayment Rejection Notice”). The form of Tax Prepayment Rejection Notice shall also accompany the Tax Prepayment Notice and shall state that execution and delivery thereof by the Lender shall operate as a permanent waiver of its right to receive the increased payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest (but not of the Lender’s right to receive any increased payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the increased payment described in the Tax Prepayment Notice). The Tax Prepayment Notice having been given, the principal amount of the Notes together with interest accrued thereon to the date of such prepayment and Positive Make-Whole Amount, if any, with respect thereto shall become due and payable on such prepayment date, unless the Lender shall timely give a Tax Prepayment Rejection Notice. If any prepayment under this Section 4.8(c) shall result in a Negative Make-Whole Amount, the holders of the Notes so to be prepaid shall pay such Negative Make-Whole Amount in accordance with the provisions of Section 7.15 of this Agreement,
          No prepayment pursuant to this Section 4.8(c) shall affect the obligation of the Borrower to pay increased payments in respect of any payment made on or prior to the date of such prepayment.
          The Borrower may not offer to prepay or prepay Notes pursuant to this Section 4.8(c) (i) until the Borrower shall have taken commercially reasonable steps to mitigate the requirement to make the related increased payments or (ii) if the obligation to make such increased payments directly results or resulted from actions taken by the Borrower (other than actions required to be taken under applicable law), and any Tax Prepayment Notice given pursuant to this Section 4.8(c) shall certify to the foregoing and describe such mitigation steps, if any.
          For purposes of this Section 4.8(c): “Change in Tax Law” means (individually or collectively with one or more prior changes) (i) an amendment to, or change in, any law, treaty, rule or regulation of Mexico after the Closing Date, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation after the Closing Date, which amendment or change is in force and continuing and meets the opinion and certification requirements described below or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the Closing Date, an amendment to, or change in, any law, treaty, rule or regulation of such jurisdiction, or the application of any amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation, in any case after such jurisdiction shall have become a Taxing Jurisdiction, which amendment or change is in force and continuing and meets such opinion and certification requirements. No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of the Borrower (which shall be evidenced by an Officer’s Certificate of the Borrower and supported by a written opinion of counsel having recognized expertise in the field of taxation in the Taxing Jurisdiction, both of which shall be delivered to the Lender prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law) affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the Notes.
          (d) If the Borrower shall desire to prepay Notes pursuant to Section 4.8(b) above, it shall deliver a Request to the Lender giving notice of the exercise of such right of prepayment and specifying the aggregate principal amount of Notes to be prepaid, the date fixed for prepayment (which date shall be at least 45 days after the delivery of such Request or such shorter period of time as shall be satisfactory to the Lender) and shall state that payment of such amount, together with accrued interest thereon, Make-Whole Amount, if any, and Prepayment Fee, if any, will be made on the date of such prepayment and that on and after such date interest on the principal amount of the Notes to be prepaid will cease to accrue.
     Section 4.9. Equally and Ratably Secured. All Notes at any time outstanding under this Agreement shall be equally and ratably secured by the Mexican Trust Agreement without preference, priority or distinction on account of the date or dates or the actual time or times of the issue or maturity of such Notes so that all Notes at any time issued and outstanding hereunder shall have the same rights, Liens and preferences under and by virtue of the Mexican Trust Agreement.
Article V
Security
The indebtedness described in the Notes, the prompt and complete payment of the principal of, interest on and Positive Make-Whole Amount, if any, with respect to the Notes, and all other amounts due from the Borrower with respect to the Notes from time to time outstanding hereunder and all other amounts due from the Borrower hereunder and the performance and observance by the Borrower of all the agreements, covenants and provisions herein and in the Notes shall be secured by the Equipment and the income and proceeds thereof pursuant to the terms of the Mexican Trust Agreement. To the extent that the Borrower obtains, or is deemed to have obtained, any right, title or interest in the Equipment and the income and proceeds thereof, the Borrower hereby grants to the Lender, subject to Section 7.16, a security interest in the Equipment and the income and proceeds thereof as collateral security for the indebtedness described in the Notes and this Agreement and the prompt and complete payment of the principal of, interest on, and Positive Make-Whole Amount, if any, with respect to the Notes, and all other amounts due from the Borrower with respect to the Notes from time to time outstanding hereunder and all other amounts due from the Borrower hereunder.
Article VI
Closing Conditions
The obligation of the Lender to make the Loan hereunder shall be subject to the satisfaction or waiver of the applicable conditions precedent set forth in Exhibit C attached hereto on or before the Closing Date (except as otherwise indicated).
Article VII
Covenants of the Borrower
     Section 7.1. Payment of the Notes. The Borrower shall promptly pay the principal and interest on the Notes when due and punctually perform and observe all of the covenants, agreements and provisions contained herein, in the Notes and in any other instrument given as security for the Notes.
     Section 7.2. Marking of Equipment. The Borrower agrees that at or before the Closing Date, the Borrower shall affix and maintain on each Unit the reporting mark, if any, and identification number listed in the Loan Agreement Supplement for such Unit and such other markings as from time to time may be required by law or to protect the interest of the Lender in such Units. In case any of such marks shall at any time be removed, defaced or destroyed before the termination of the Mexican Trust Agreement, the Borrower shall promptly cause the same to be restored or replaced. The Borrower shall not change, or permit to be changed, the reporting mark of any of the Equipment at any time before the termination of the Mexican Trust Agreement (or any reporting mark which may have been substituted as herein provided) except in accordance with a statement of new reporting marks to be substituted therefor which shall be filed and recorded as provided in Section 7.13 hereof.
          The Equipment may be lettered with the name, initials or insignia of the Borrower, or of any Affiliate or any lessee of the Borrower which is permitted to use the Equipment as herein provided, or may be lettered in some other appropriate manner, for convenience of identification of the interest of the Borrower, or such Affiliate or lessee therein. Except as aforesaid, during the term of this Agreement, the Borrower shall not allow the name of any Person to be placed on any of the Equipment as a designation if the right, title and interest of the Trustee therein would thereby be impaired or invalidated. The Lender shall, upon the Request of the Borrower, consent to the placing of the name of any specified Person upon any Unit as a designation if there shall have been delivered to the Lender an Opinion of Counsel to the effect that such designation will not impair or invalidate the right, title and interest of the Trustee in or to such Unit.
     Section 7.3. Maintenance of Equipment; Casualty Occurrences; Eminent Domain.
          (a) Maintenance of Equipment. The Borrower, at its own cost and expense, shall service, maintain, repair and keep each Unit (i) in good repair and operating condition, ordinary wear and tear excepted, (ii) in accordance with (a) prudent U.S. Class I railroad industry maintenance practices in existence from time to time, (b) manufacturer’s recommendations to the extent required to maintain such manufacturer’s warranties in effect with respect to such Unit and (c) the requirements, if any, of any insurance policies maintained by, or on behalf of, the Borrower with respect to such Unit, (iii) in a manner consistent with service, maintenance, overhaul and repair practices used by the Borrower in respect of equipment owned or leased by the Borrower similar in type to such Unit and without discrimination between owned and leased equipment and (iv) in compliance, in all material respects, with all applicable laws and regulations, including any applicable United States EPA Regulations and any applicable AAR Mechanical Standards and Federal Railroad Administration regulations as applicable to continued use by the Borrower; provided, however, that the Borrower may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such law, regulation, requirement or rule in any reasonable manner which does not materially adversely affect (it being agreed that the imposition of a Lien (other than a Permitted Lien) on, or a material risk of loss of a Unit, shall be a material adverse affect) the rights or interests of the Lender in the Equipment or hereunder or otherwise expose the Lender to criminal sanctions, regulatory sanctions or risk of material civil liability.
          (b) Casualty Occurrences. Whenever any Unit shall suffer a Casualty Occurrence, the Borrower shall within 60 days after a Responsible Officer of the Borrower has actual knowledge of such occurrence give the Lender notice of such occurrence (such notice to include the amount, description, reporting marks and road numbers of all the Units of Equipment that have suffered a Casualty Occurrence) and of its election to perform one of the following options (it being agreed that if the Borrower shall not have given notice of such election within such 60 days after such actual knowledge of such occurrence, the Borrower shall be deemed to have elected to perform the option set forth in the following clause (1)) (1) on or before a Payment Date selected by the Borrower that is within 180 days (or, in the case of an event of the type described in clause (v) of the definition of Casualty Occurrence, within 60 days) after the occurrence of the Casualty Occurrence, the Borrower shall transfer to the Lender immediately available funds in an amount equal to the amount required to prepay that portion of the Notes that are to be prepaid on account of such Casualty Occurrence on such Payment Date pursuant to Section 4.8(a) hereof or (2) so long as no Event of Default shall have occurred and be continuing, as promptly as practicable, and in any event on or before the Business Day next preceding the 175th day next following the date of the Casualty Occurrence, the Borrower shall convey to the Trustee a replacement Unit of similar type and capable of performing comparable function as the replaced Unit (a “Replacement Unit”) with a current fair market value, utility, condition and remaining useful life at least equal to such replaced Unit, assuming such replaced Unit was in the condition and repair required by the terms hereof immediately prior to such Casualty Occurrence; provided that, if the Borrower shall not perform its obligation to effect such replacement under this clause (2) during the period of time provided herein, then the Borrower shall pay on a Payment Date selected by the Borrower that is within 180 days (or, in the case of an event of the type described in clause (v) of the definition of Casualty Occurrence, within 60 days) of the occurrence of a Casualty Occurrence to the Lender the amounts specified in clause (1) above. Prior to or at the time of any such conveyance and as a condition to such replacement, the Borrower will, at its own expense:
          (i) duly execute a Loan Agreement Supplement which shall subject such Replacement Unit to this Agreement and cause such Loan Agreement Supplement to be delivered to the Lender for execution and, upon such execution, cause such supplement or appropriate evidence thereof to be filed, recorded or deposited in every public office where the supplement (or appropriate evidence thereof) covering the replaced Unit shall have been filed, recorded or deposited;
          (ii) cause title to the Replacement Unit to be transferred to the Mexican Trust;
          (iii) furnish to the Lender an Officer’s Certificate certifying that the Replacement Unit is free and clear of all Liens other than Permitted Liens;
          (iv) furnish to the Lender an Opinion or Opinions of Counsel, in substantially the same form as the Opinion or Opinions of Counsel delivered on the Closing Date, to the effect that all filings, recordings and other action necessary to perfect the Lender’s interests in the United States of America, Canada and Mexico in the Replacement Unit have been accomplished;
          (v) furnish to the Lender a certificate of a qualified engineer (who may be the chief mechanical officer employed by the Borrower) certifying that the Replacement Unit has a fair market value, utility and remaining useful life at least equal to the Unit replaced thereby (assuming that such replaced Unit was maintained in the condition required by the terms of this Agreement); provided that if the Lender shall promptly notify the Borrower in writing that the Lender, in good faith, objects to or disagrees with the fair market value, utility or remaining useful life of any Replacement Unit set forth in the certificate of the qualified engineer of the Borrower described herein, the Lender shall be entitled, at Borrower’s expense, to obtain an appraisal from an independent appraiser of recognized standing as to the fair market value, utility and remaining useful life of such Replacement Unit and the parties agree that the determination of the fair market value, utility and remaining useful life of such Replacement Unit as set forth in the appraisal prepared by the independent appraiser shall be final and binding upon the parties; and
          (vi) pay all of the Lender’s reasonable costs and expenses (including reasonable attorney’s fees) incurred in connection with such replacement or substitution, but excluding any appraisal fees.
          Upon the compliance by the Borrower with the terms of this Section 7.3(b), the Lender shall instruct the Trustee to execute and deliver to, or as directed in writing by, the Borrower an appropriate instrument (in due form for recording) furnished by the Borrower conveying the replaced Unit or Units of Equipment from the Trustee to the Borrower and releasing all proceeds, rents, issues, profits, revenues, income thereof including leases, subleases and use agreements relating thereto from the Mexican Trust Agreement. Notwithstanding anything to the contrary contained herein, upon payment to the Lender of the amounts set forth in this Section 7.3 following a Casualty Occurrence or the delivery of a Replacement Unit in accordance with this Section 7.3 following a Casualty Occurrence, the Borrower or its designee shall be entitled to any amounts arising from the disposition of any Unit suffering a Casualty Occurrence, plus any awards, insurance (other than insurance maintained by the Lender for its own account in accordance with Section 7.5(d)) or other proceeds and damages (including any Association of American Railroads interline settlement paid upon a Casualty Occurrence) received by the Borrower or the Lender by reason of such Casualty Occurrence. For all purposes hereof, each Replacement Unit shall, after such conveyance, be deemed to have the same Equipment Cost as the Unit it replaced.
          In the event of the substitution of a Replacement Unit, all provisions of this Agreement relating to the Unit or Units being replaced shall be applicable to such Replacement Unit with the same force and effect as if such Replacement Unit was the same Unit being replaced.
     Section 7.4. Possession of Equipment; Assignments. (a) The Borrower shall be entitled to the possession of the Equipment and to the use of the Equipment by it or any Affiliate in the general operation of the Borrower’s or any such Affiliate’s freight rail business upon lines of railroad owned or operated by it or any such Affiliate, upon lines of railroad over which the Borrower or any such Affiliate has trackage or other operating rights or over which railroad equipment of the Borrower or any such Affiliate is regularly operated pursuant to contract and on railroad lines of other railroads in Mexico, the United States and Canada, in the usual interchange of traffic or in through or run-through service and shall be entitled to permit the use of the Equipment upon lines of railroad of connecting and other carriers in the usual interchange of traffic or pursuant to through or run-through agreements; provided the Borrower shall use the Equipment only for the purpose and in the manner for which it was designed and intended and in compliance, in all material respects, with all applicable laws, regulations and guidelines of any governmental body, the Association of American Railroads, the Federal Railroad Administration

and the Secretaría de Comunicaciones y Transporte and their successors and assigns. Nothing in this Section 7.4(a) shall be deemed to constitute permission by the Lender to any Person that acquires possession of any Unit to take any action inconsistent with the terms and provisions of this Agreement. The rights of any person that acquires possession of any Unit pursuant to this Section 7.4(a) shall be subject and subordinate to the rights of the Trustee under the Mexican Trust Agreement.
          (b) Except as otherwise provided in this Section 7.4(b) or in the case of any requisition for use by an agency or instrumentality of the Mexican, United States or Canadian government, the Borrower will not, without the prior written consent of the Lender, assign any of its rights hereunder; provided, however, that the Borrower, so long as no Event of Default shall have occurred and be continuing under this Agreement, shall have the right, without the prior written consent of the Lender, to lease any Unit to or permit its use by a user organized under the laws of Mexico, organized under the federal laws or the laws of any state of the United States or organized under the federal laws or the laws of any province of Canada, for use by such lessee or user upon lines of railroad owned or operated by the Borrower, any Affiliate of the Borrower, such lessee or user or by a railroad company or companies organized under the laws of Mexico, organized under the federal laws or the laws of any state of the United States or organized under the federal laws or the laws of any province of Canada, over which the Borrower, such Affiliate of the Borrower, such lessee or user or such railroad company or companies has trackage or other operating rights, and upon lines of railroad of connecting and other carriers in the usual interchange of traffic or pursuant to through or run-through service agreements; provided such lessee or user shall not, at the time of such lease, be insolvent or subject to insolvency or bankruptcy proceedings. Each such lease or use agreement shall be subject and subordinate to the Mexican Trust Agreement. No lease or use agreement shall contain a purchase option. The Borrower shall not enter into a lease or use agreement with respect to any Unit for a period in excess of one year without the prior written consent of the Lender, which consent shall not be unreasonably withheld or delayed. No lease or use agreement shall in any way discharge or diminish any of the Borrower’s obligations hereunder, and the Borrower shall remain primarily liable hereunder for the performance of all the terms, conditions and provisions of this Agreement to the same extent as if such lease or use agreement had not been entered into. Nothing in this Section 7.4(b) shall be deemed to constitute permission to any Person in possession of any Unit pursuant to any such lease or use agreement to take any action inconsistent with the terms and provisions of this Agreement.
          Notwithstanding anything to the contrary contained herein, any conveyance, transfer or lease, directly or indirectly, of all or substantially all of the assets of the Borrower in accordance with Section 7.8 shall not be deemed a breach of this covenant.
          (c) The Lender shall not assign, transfer or convey any Notes without the prior written consent of the Borrower (which consent shall not be unreasonably withheld) unless (i) such assignment, transfer or conveyance shall be to an Affiliate of Lender or (ii) an Event of Default described in Section 8.1(a) hereof shall have occurred and be continuing, in the case of either such situation, such consent shall not be required; provided that any assignment, transfer or conveyance shall (i) be to one or more Affiliates of the Lender or to one or more other assignees that, so long as no Event of Default has occurred and is then continuing, is reasonably acceptable to the Borrower (each an “Assignee”) and (ii) be of all or a portion (not less than $ 5,000,000.00), in each case, of its interests, rights and obligations under this Agreement and the Mexican Trust Agreement, including all or a portion of the Loan, at the time made by or owing to it; provided further that (1) the parties to each such assignment shall execute and deliver to the Lender an instrument of assignment and acceptance; and (2) after giving effect to such assignment, the assigning Lender shall retain (if it retains any portion) a minimum of $5,000,000.00 original principal amount of its interests, rights, and obligations under this Agreement and the Mexican Trust Agreement. The Lender shall provide the Borrower with at least thirty (30) days prior written notice of any proposed assignment, transfer or conveyance of any Note specifying the name and address of any proposed Assignee, the proposed date of such assignment, transfer or conveyance (the “Transfer Date”) and such additional information as shall be necessary to determine whether the proposed transfer satisfies the requirements of this Section 7.4(c). Upon acceptance, from and after the effective date specified in each assignment and acceptance: (i) the Assignee shall be a party hereto and, to the extent provided in such assignment and acceptance, have the same rights and obligations as the Lender under this Agreement, and the term “Lender” thereafter shall include such Assignee, and (ii) the assigning Lender shall be released from any future obligations under this Agreement with respect to the interest assigned; provided that in the case of an assignment and acceptance covering all or the remaining portion of assignor’s rights and obligations under this Agreement, such Assignee shall continue to be entitled to the benefits of the indemnification provisions of Sections 7.6, 7.10 and 7.11 hereof, as well as to any fees or amounts accrued for its account hereunder and not yet paid and shall continue to be responsible for obligations and liabilities incurred prior to such assignment. The Borrower shall, upon request of the Assignee and delivery of the assignor’s Note, execute new Notes in appropriate denominations and series to evidence the Loan after an assignment and shall deliver such new Notes to the Assignee and the assignor (to the extent it retains any portion of the Loan) in exchange for the return of the Notes that previously evidenced a portion of the Loan.
          Notwithstanding anything to the contrary contained hereunder, if a holder of a Note seeking to transfer its Note in accordance with this Section 7.4(c) (a “Assignor”) shall have executed and delivered to the Borrower a Tax Prepayment Rejection Notice and/or an Increased Cost Rejection Notice, as applicable, with respect to such Note, the Borrower may, by written notice delivered to the Assignor not later than fifteen (15) days prior to the proposed Transfer Date, require the proposed Assignee to execute and deliver to the Borrower a Tax Prepayment Rejection Notice with respect to the Change in Tax Law giving rise to the original Tax Prepayment Notice and the Assignor’s Tax Prepayment Rejection Notice and/or an Increased Cost Rejection Notice with respect to the Regulatory Change giving rise to the original Increased Cost Prepayment Notice and the Assignor’s Increased Cost Rejection Notice, as applicable. If the proposed Assignee shall fail to execute and deliver a Tax Prepayment Rejection Notice and/or an Increased Cost Rejection Notice, as applicable, to the Borrower at least five (5) days prior to the proposed Transfer Date, the Borrower may give the Assignor irrevocable written notice of the prepayment of the Assignor’s Note on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) stating that all of the Notes held by the Assignor shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon up to, but not including the date of such prepayment and Positive Make-Whole Amount, if any, with respect thereto. If any prepayment under this Section 7.4(c) shall result in a Negative Make-Whole

Amount, the holders of the Notes so to be prepaid shall pay such Negative Make-Whole Amount in accordance with the provisions of Section 7.15 of this Agreement.
     Section 7.5. Insurance.
          (a) Coverages. The Borrower will, at its own expense, cause to be carried and maintained (i) all risk property insurance in respect of the Units of Equipment and (ii) public liability insurance against loss or damage for personal injury, death, environmental restoration (environmental clean up, removal or remedial action) or property damage suffered upon, in or about any premises occupied by the Borrower or occurring as a result of the use, maintenance or operation of the Units of Equipment in an amount not less than $75,000,000 and against such risks, with such insurance companies and with such terms (including co-insurance, deductibles, limits of liability and loss payment provisions) as are customary under the Borrower’s risk management program and in keeping with risks assumed by U.S. Class I railroads generally, provided, however, that the Borrower may self-insure with respect to any or all of the above if customary under such risk management program and in keeping with risks assumed by U.S. Class I Railroads generally, but in no event shall such self-insurance or deductibles exceed $15,000,000 per occurrence. Such coverage may provide for deductible amounts as are customary under the Borrower’s risk management program and in keeping with risks assumed by U.S. Class I Railroads generally. Notwithstanding the foregoing, all insurance coverages (including, without limitation, self-insurance) with respect to the Equipment required under this Agreement shall be comparable to, and no less favorable than, insurance coverages applicable to equipment owned or leased by the Borrower which is comparable to the Equipment. The Borrower shall, at its own expense, be entitled to make all proofs of loss and take all other steps necessary to collect the proceeds of such insurance.
          If any insurance required by this Agreement shall not be available to the Borrower at renewal on a commercially reasonable basis on substantially the same terms and conditions as then carried by the Borrower and the obtaining of such insurance is, in the Borrower’s reasonable judgment, commercially impracticable (taking into account both terms and premiums), the Borrower shall obtain a written report of an independent insurance advisor of recognized national standing, chosen by the Borrower and reasonably acceptable to the Lender confirming in reasonable detail that such insurance, in respect of amount or scope of coverage, is not so available on a commercially reasonable basis from insurers of recognized standing who provide insurance to the railroad industry. During any period with respect to which any insurance is not so available, the Borrower shall nevertheless maintain such insurance to the extent, with respect to amount and scope of coverage, that it is available on a commercially reasonable basis from insurers of recognized standing who provide insurance to the railroad industry. If any insurance which was previously discontinued because of its commercial unavailability later becomes available, in the Borrower’s reasonable judgment, on a commercially reasonable basis, the Borrower shall reinstate such insurance.
          (b) Certificate of Insurance. The Borrower shall, on or prior to the Closing Date for any Unit, furnish the Lender with a certificate signed by the insurer or an independent insurance broker showing the insurance then maintained, if any, with respect to the Units of Equipment financed on the Closing Date. The Lender may, but not more than twice in any twelve-month period, request from the Borrower and the Borrower shall promptly thereafter furnish to the Lender, an Officer’s Certificate or, at the Borrower’s option, such a certificate signed by an independent insurance broker, setting forth all insurance maintained by the Borrower pursuant to Section 7.5(a) above and describing such policies, if any, including the amounts of coverage, any deductible amounts and the names of the insurance providers. Such public liability insurance and all risk property insurance shall name the Lender as an additional insured with respect to such public liability insurance then maintained as its interest may appear. The Borrower agrees that such insurer or such broker will endeavor to provide written notice to the Lender at least 30 days prior to the cancellation or lapse of any insurance required to be maintained by the Borrower in accordance with Section 7.5(a) above. Any insurance maintained pursuant to this Section 7.5 shall (i) provide insurer’s waiver of its right of subrogation with respect to public liability insurance and all risk property insurance, set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability against any additional insured except for claims as shall arise from the willful misconduct or gross negligence of such additional insured, (ii) to the extent reasonably commercially available, provide that such all risk property insurance as to the interest of the Lender shall not be invalidated by any action or inaction of the Borrower or any other Person (other than such claimant), regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Borrower or any other Person (other than such claimant), and (iii) provide that all such insurance is primary without right of contribution from any other insurance which might otherwise be maintained by the Lender and shall expressly provide a severability of interest clause. Any insurance maintained by the Lender shall not be considered co-insurance with any insurance maintained by the Borrower.
          (c) Proceeds of Insurance. The entire proceeds of any property or casualty insurance or third-party payments for damages or a Casualty Occurrence with respect to any Unit (including any Association of American Railroads interline settlements) received by the Trustee or the Lender shall be promptly paid over to, and retained by, the Borrower; provided, however, any such amount which is payable to the Borrower shall not be paid to the Borrower, or if it has been previously paid directly to the Borrower shall not be retained by the Borrower, if at the time of such payment an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Lender as security for the obligations of the Borrower under this Agreement.
          (d) Additional Insurance. At any time the Lender may but shall not be required to at its own expense carry insurance with respect to its interest in the Equipment, provided that such insurance does not interfere with the Borrower’s ability to insure the Equipment as required by this Section 7.5 or adversely affect the Borrower’s insurance or the cost thereof, it being understood that all salvage rights to each Unit and all primary subrogation rights shall remain with the Borrower’s insurers at all times. Any insurance payments received from policies maintained by the Lender pursuant to the previous sentence shall be retained by the Lender without reducing or otherwise affecting the Borrower’s obligations hereunder.
     Section 7.6. Borrower’s Indemnities. (a) Claims Defined. For the purposes of this Section 7.6, “Claims” shall mean any and all costs, expenses, liabilities, obligations, losses, damages, penalties, actions or suits or claims of whatsoever kind or nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) which may be imposed on, or asserted against, an Indemnified Person, as defined herein, or any Unit and, except as otherwise expressly provided in this Section 7.6, shall include, but not be limited to, all reasonable out-of-pocket costs, disbursements and expenses (including reasonable and documented legal fees and expenses) paid or incurred by an Indemnified Person in connection therewith or related thereto.
          (b) Indemnified Person Defined. For the purposes of this Section 7.6, “Indemnified Person” means the Lender (and its successors and assigns), and its directors, officers, employees, successors and permitted assigns, agents and servants (the directors, officers, employees, successors and permitted assigns, agents and servants of the Lender together with the Lender being referred to herein collectively as the “Related Indemnitee Group” of the Lender), provided that as a condition of any obligations of the Borrower to pay any indemnity or perform any action under this Section 7.6 with respect to any Lender who is not a signatory hereto, such Lender at the written request of the Borrower shall expressly agree in writing to be bound by all the terms of this Section 7.6. In the event that any Indemnified Person fails, after notice to such Indemnified Person referring to this sentence, to comply with any duty or obligation under Section 7.6(e) and (f), such Indemnified Person shall not be entitled to indemnity under this Section 7.6 to the extent such failure to comply has a material adverse effect on the Borrower’s ability to defend any such Claim.
          (c) Claims Indemnified. Subject to the exclusions stated in subsection (d) below, the Borrower agrees to indemnify, protect, defend and hold harmless each Indemnified Person on an After-Tax Basis against Claims resulting from or arising out of or related to (whether or not such Indemnified Person shall be indemnified as to such Claim by any other Person), (i) this Agreement or any of the transactions contemplated hereby and thereby or resulting herefrom or therefrom and the enforcement thereof and hereof; (ii) the ownership, lease, operation, possession, modification, use, non-use, maintenance, sublease, financing, substitution, control, repair, storage, alteration, violation of law with respect to any Unit (including applicable securities laws and environmental law), transfer or other disposition of any Unit, overhaul, testing or registration of any Unit (including, without limitation, injury, death or property damage of passengers, shippers or others, and environmental control, noise and pollution regulations); (iii) the manufacture, design, purchase, acceptance, rejection, delivery, nondelivery or condition of any Unit (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement); and (iv) any breach of or failure to perform or observe, or any other non-compliance with, any covenant, condition or agreement to be performed by, or other obligation of, the Borrower under this Agreement, or the falsity when made of any representation or warranty of the Borrower in this Agreement or in any document or certificate delivered in connection therewith.
          (d) Claims Excluded. The following are excluded from the agreement to indemnify under this Section 7.6:
          (i) Claims with respect to any Unit to the extent attributable to acts or events occurring after (A) the occurrence of a Casualty Occurrence with respect to such Unit under Section 7.3 hereof, the last to occur of (x) if an Event of Default exists, the elimination of such Event of Default and the payment of all amounts due under this

Agreement, (y) the payment of all amounts due from the Borrower in connection with any such event and (z) the conveyance of such Unit by the Trustee to the Borrower in accordance with the terms herein or the terms of the Mexican Trust Agreement or (B) in all other cases, with respect to such Unit, the earlier to occur of (y) if an Event of Default exists, the elimination of such Event of Default and the payment of all amounts due under this Agreement and (z) the conveyance of such Unit by the Trustee to the Borrower in accordance with the terms herein or the terms of the Mexican Trust Agreement;
          (ii) with respect to any particular Indemnified Person, Claims which are Taxes except Taxes described in Section 7.11. Except as expressly provided in this Agreement (including the foregoing sentence), the Borrower’s entire obligation with respect to Taxes and losses of tax benefits being fully set out in Section 7.11;
          (iii) with respect to any particular Indemnified Person, Claims to the extent attributable to the gross negligence or willful misconduct of (other than gross negligence or willful misconduct imputed as a matter of law to such Indemnified Person solely by reason of its interest in the Equipment), or to the breach of any contractual obligation by, or the falsity or inaccuracy of any representation or warranty of such Indemnified Person or any of such Indemnified Person’s Related Indemnitee Group;
          (iv) with respect to any particular Indemnified Person, Claims to the extent attributable to any transfer (other than pursuant to Section 7.3 or Article VIII hereof) by such Indemnified Person of any interest in the Units of Equipment or this Agreement;
          (v) with respect to any particular Indemnified Person, any Claim to the extent attributable to the offer, sale, transfer or disposition (voluntary or involuntary) by, or on behalf of, such Indemnified Person of the Notes (except, with respect to a transfer of a Note in accordance with the terms of Section 7.4(c), to the extent of the indemnification expressly set forth therein), any interest in this Agreement, or any similar security, other than a transfer by such Indemnified Person of its interests in any Unit pursuant to Section 7.3 hereof or otherwise attributable to an Event of Default that has occurred and is continuing;
          (vi) any Claim to the extent attributable to the authorization or giving or unreasonable withholding by such Indemnified Person of any future amendments, supplements, modifications, alterations, waivers or consents with respect to any of this Agreement, other than such as have been requested by or consented to by the Borrower or necessary or required to effectuate the purpose or intent of this Agreement or as are expressly required by this Agreement;
          (vii) any Claim which relates to a cost, fee or expense payable by a Person other than the Borrower or the Borrower pursuant to this Agreement;
          (viii) any Claim which is an ordinary and usual operating or overhead expense of such Indemnified Person other than such expenses attributable to the occurrence of an Event of Default hereunder;

          (ix) with respect to any particular Indemnified Person, any Claim resulting from the imposition of any Lender’s Lien attributable to such Indemnified Person; or
          (x) with respect to any particular Indemnified Person, any Claim, to the extent the risk thereof has been expressly assumed by such Indemnified Person in connection with the exercise by such Indemnified Person of the right of inspection granted under Section 7.7 hereof.
          (e) Insured Claims. In the case of any Claim indemnified by the Borrower hereunder which is covered by a policy of insurance maintained by the Borrower pursuant to Section 7.5 of this Agreement or otherwise, each Indemnified Person agrees to provide reasonable cooperation at the expense of the Borrower to the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim.
          (f) Claims Procedure. An Indemnified Person shall, upon becoming aware of any Claim for which indemnification is sought, promptly notify the Borrower in writing of such Claim; provided, however, that, notwithstanding the last sentence of Section 7.6(b), the failure to give such notice shall not release the Borrower from any of its obligations under this Section 7.6, except to the extent that such failure to give notice shall have a material adverse effect on the Borrower’s ability to defend such claim or recover proceeds under any insurance policies maintained by the Borrower. Subject to the rights of insurers under policies of insurance maintained by the Borrower, the Borrower shall have the right in each case at the Borrower’s sole expense to investigate, and the right in its sole discretion to defend or compromise, any Claim for which indemnification is sought under this Section 7.6 and the Indemnified Person shall cooperate, at Borrower’s expense, with all reasonable requests of the Borrower in connection therewith; provided that no right to defend or compromise such Claim shall exist on the part of the Borrower with respect to any Indemnified Person if (1) an Event of Default shall have occurred and be continuing or (2) such Claim would entail a significant risk to the Lender of any criminal liability, regulatory sanction or material civil liability; provided, further, that no right to compromise or settle such Claim shall exist unless the Borrower agrees in writing to pay the amount of such settlement or compromise. In any case in which any action, suit or proceeding is brought against any Indemnified Person in connection with any Claim, the Borrower may, and upon such Indemnified Person’s request will, at the Borrower’s expense resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by the Borrower and reasonably acceptable to such Indemnified Person and, in the event of any failure by the Borrower to do so, the Borrower shall pay all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such Indemnified Person in connection with such action, suit or proceeding. Where the Borrower or the insurers under a policy of insurance maintained by the Borrower undertake the defense of an Indemnified Person with respect to a Claim, no additional legal fees or expenses of such Indemnified Person in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of the Borrower or such insurers; provided, however, that if in the written opinion of counsel to such Indemnified Person an actual or potential material conflict exists where it is advisable for such Indemnified Person to be represented by separate counsel, the reasonable fees and expenses of any such separate counsel shall be paid by the Borrower. Subject to the requirements of any policy of insurance, an Indemnified Person may participate at its own expense in any judicial proceeding controlled by the Borrower pursuant to the preceding provisions; provided that such party’s participation does not, in the opinion of the independent counsel appointed by the Borrower or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 7.6(f). Nothing contained in this Section 7.6(f) shall be deemed to require an Indemnified Person to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.
          (g) Subrogation. If a Claim indemnified by the Borrower under this Section 7.6 is paid by the Borrower and/or an insurer under a policy of insurance maintained by the Borrower, the Borrower and/or such insurer, as the case may be, shall be subrogated to the extent of such payment to the rights and remedies of the Indemnified Person (other than under insurance policies maintained by such Indemnified Person) on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. So long as no Event of Default shall have occurred and be continuing, should an Indemnified Person receive any refund, in whole or in part, with respect to any Claim paid by the Borrower hereunder, it shall promptly pay over the amount refunded (but not in excess of the amount the Borrower or any of its insurers has paid in respect of such Claim paid or payable by such Indemnified Person on account of such refund) to the Borrower.
          (h) Waiver of Certain Claims. The Borrower hereby waives and releases any Claim now or hereafter existing against any Indemnified Person arising out of death or personal injury to personnel of the Borrower, loss or damage to property of the Borrower, or the loss of use of any property of the Borrower, which may result from or arise out of the condition, use or operation of the Equipment during the term of this Agreement, including without limitation any latent or patent defect whether or not discoverable.
          (i) Conflicting Provisions. The general indemnification provisions of this Section 7.6 are not intended to waive or supersede any specific provisions of, or any rights or remedies of the Borrower under, this Agreement to the extent such provisions apply to any Claim.
     Section 7.7. The Lender’s Inspection Rights. The Lender shall have the right, but not the obligation, at its sole cost and expense (unless, in the case of any such expense, an Event of Default shall have occurred and be continuing) and risk (including, without limitation, the risk of personal injury or death), by its authorized representatives, to the extent within the Borrower’s control: on not more than one occasion in any 12-month period (unless an Event of Default shall have occurred and be continuing) or during the last 12 months prior to the final maturity of the Notes, to inspect the Equipment and the Borrower’s records with respect thereto, during the Borrower’s normal business hours and upon reasonable prior notice to the Borrower; provided, however, that the Borrower shall not be liable for any injury to, or the death of, any Person exercising, either on behalf of the Lender or any prospective user, the rights of inspection granted under this Section 7.7 except as may result or arise from the Borrower’s gross negligence or willful misconduct. No inspection pursuant to this Section 7.7 shall interfere with the use, operation or maintenance of the Equipment or the normal conduct of the Borrower’s business, and the Borrower shall not be required to undertake or incur any additional liabilities in connection therewith.
     Section 7.8. Merger Covenant. The Borrower shall not consolidate with or merge into any other Person (other than an Affiliate of the Borrower) or convey, transfer or lease substantially all of its assets as an entirety to any Person (other than an Affiliate of the Borrower) unless (i) the Person formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Borrower as an entirety shall execute and deliver to the Lender an agreement containing the assumption by such successor entity of the due and punctual performance and observance of each covenant and condition of this Agreement to be performed or observed by the Borrower, (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred solely as a result of such consolidation or merger or such conveyance, transfer or lease and (iii) such transaction does not result in a Material Adverse Effect. Upon such consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Borrower as an entirety in accordance with this Section 7.8, the successor entity formed by such consolidation or into which the Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor entity had been named as the Borrower herein. If the Borrower shall have consolidated with or merged into any other Person or conveyed, transferred or leased substantially all of its assets, such assets to include the Equipment and the Borrower’s interest in this Agreement, the Person owning such interest after such event shall deliver to the Lender an opinion of counsel (which counsel may be such Person’s in-house counsel) confirming that the assumption agreement pursuant to which such Person assumed the obligations of the Borrower shall have been duly authorized, executed and delivered by such Person and that such agreement is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.
     Section 7.9. Financial Statements. The Borrower shall furnish the following to the Lender:
          (i) unless included in a Form 10-Q delivered or deemed delivered under clause (iii) below, as soon as available and in any event within 60 days after the end of each quarterly period, except the last, of each fiscal year, consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such period, together with the related consolidated statements of income and cash flows of the Borrower and its consolidated Subsidiaries for the period beginning on the first day of such fiscal year and ending on the last day of such quarterly period, setting forth in each case (except for the consolidated balance sheet) in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and prepared in accordance with U.S. generally accepted accounting principles and certified by any Responsible Officer of the Borrower;
          (ii) unless included in a Form 10-K delivered or deemed delivered under clause (iii) below, as soon as available and in any event within 120 days after the last day of each fiscal year, a copy of the Borrower’s annual audited report covering the operations of the Borrower and its consolidated Subsidiaries, including consolidated balance sheets, and related consolidated statements of income and retained earnings and consolidated statement of cash flows of the Borrower and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis, which statements will have been certified by a firm of independent public accountants of recognized national standing selected by the Borrower;
          (iii) as soon as available, one copy of each Annual Report on Form 10-K (or any successor form), Quarterly Report on Form 10-Q (or any successor form) and Form 8-K filed by the Borrower with the SEC or any successor agency, provided that, as long as the Borrower is subject to informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the SEC, the Lender shall be deemed to have been furnished the foregoing reports and forms required under clauses (i), (ii) and (iii) at the time the Lender may electronically access such reports and forms by means of the SEC’s homepage on the internet or at the Borrower’s homepage on the internet, provided, further, in the event that the Borrower shall cease to be subject to such informational requirements, the Borrower will provide the Lender with 90 days’ advance written notice and thereafter the Borrower shall directly furnish such reports and forms to the Lender;
          (iv) as soon as available and in any event within 120 days after the last day of each fiscal year, a certificate signed by any Responsible Officer of the Borrower stating that he/she has reviewed the activities of the Borrower during such year and that the Borrower during such year has kept, observed, performed and fulfilled each and every covenant, obligation and condition contained herein, or if an Event of Default shall exist or if an event has occurred and is continuing which, with the giving of notice or the passage of time or both, would constitute an Event of Default, specifying such Event of Default and all such events and the nature and status thereof;
          (v) as soon as available and in any event within 120 days after the last day of each fiscal year, a certificate signed by any Responsible Officer of the Borrower (i) stating whether any Units are subject to a lease or use agreement as of the end of such fiscal year and (ii) if any such Units are subject to a lease or use agreement as of the end of such fiscal year, setting forth the reporting marks of the Units being leased or used by another entity and the name of the entity leasing or using such Units; and
          (vi) from time to time, such additional information kept by the Borrower in the ordinary course of business reasonably related to the transactions contemplated hereby as the Lender may reasonably request.
     Section 7.10. Increased Costs. (a) In the event of (x) a Regulatory Change or (y) a judgment being rendered after the Closing Date which subjects or imposes any increase in the actual cost to the Lender of agreeing to make or making, funding or maintaining the Loan evidenced by the Notes, then, within twenty (20) days after delivery to the Borrower of an

Officer’s Certificate of the Lender setting forth in reasonable detail the event giving rise to such increase in cost and the basis for the determination of the amount of such increase in cost, the Borrower shall pay to the Lender such amount as shall be necessary to reimburse the Lender for such increase in respect of any period which is no more than ninety (90) days prior to such demand; provided, however, that the Lender shall not be entitled to assert any claim under this Section 7.10(a) in respect of Taxes. Such Officer’s Certificate shall, in the absence of manifest error, be binding and conclusive on the Borrower. The Lender shall notify the Borrower as soon as possible of the occurrence of the event by reason of which it is entitled to make a claim as described in this Section 7.10(a), but the failure to give such notice shall not affect the obligations of the Borrower hereunder. In determining the amount of compensation payable by the Borrower under this Section 7.10(a), the Lender shall use reasonable efforts to take actions that are not materially adverse to the Lender to minimize the compensation payable by the Borrower including using reasonable efforts to obtain refunds or credit and any compensation paid by the Borrower, which is later determined not to have been properly payable, shall forthwith be reimbursed by such holder to the Borrower.
          (b) For purposes of Section 7.10(a), “Regulatory Change” means with respect to the Lender (i) any change after the Closing Date in the laws or regulations of Mexico or any State thereof or any Permitted Jurisdiction or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including the Lender, as the case may be, of or under any law or regulation (whether or not having the force of law) of Mexico or any State thereof or any Permitted Jurisdiction by any court or governmental or monetary authority charged with the interpretation or administration thereof and (ii) any change after the Closing Date in any regulation, guideline or requirement or in the interpretation or administration thereof (whether or not having the force of law) issued by any governmental or monetary authority applying to a class of banks including the Lender, as the case may be, or the bank holding company of Lender, as the case may be (including any change after the Closing Date in the regulations, guidelines or requirements or interpretations or administration of any of the foregoing implementing the proposals for a risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled “International Convergence of Capital Measurement and Capital Standards” (commonly known as Basel II) dated June 2004, as modified and supplemented from time to time).
          (c) The Lender shall, if seeking compensation under this Section 7.10, use commercially reasonable efforts (at its own expense) that are not materially adverse to the Lender to mitigate the amount of compensation, including designating a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of the Lender, result in any non-de minimis economic, legal or regulatory disadvantage to the Lender. The Borrower shall not be required to make payments under this Section 7.10 to the Lender if (A) a claim hereunder arises solely through circumstances peculiar to the Lender and which do not affect commercial banks in the jurisdiction of organization of the Lender generally, (B) so long as no Event of Default described in Section 8.1(a) hereof shall have occurred and be continuing, the Lender is not organized under the laws of, or a resident in, a Permitted Jurisdiction, or (C) the claim arises out of a voluntary relocation by the Lender of its lending office (it being understood that any such relocation effected pursuant to the first sentence of this Section 7.10(c) is not “voluntary”), or (D) the

Lender is not seeking similar compensation for such costs from its borrowers generally in similarly situated commercial loans.
          (d) If at any time the Borrower is or becomes obligated to make any payment of increased cost pursuant to this Section 7.10, the Borrower may give the Lender irrevocable written notice (an “Increased Cost Prepayment Notice”) of the prepayment of the Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of the Borrower to make such payment of increased cost and the amount thereof and stating that all of the Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon up to, but not including, the date of such prepayment and Make-Whole Amount, if any, with respect thereto, unless the Lender gives Borrower written notice no more than 20 days after receipt of the Increased Cost Prepayment Notice (or, if earlier, the tenth day prior to the date for the payment giving rise to such payment of increased cost), that it rejecting such prepayment (an “Increased Cost Rejection Notice”). The form of Increased Cost Rejection Notice shall also accompany the Increased Cost Prepayment Notice and shall state that execution and delivery thereof by the Lender shall operate as a permanent waiver of its right to receive the payment of increased cost arising as a result of the circumstances described in the Increased Cost Prepayment Notice (but not of the Lender’s right to receive any payments of increased cost that arise out of circumstances not described in the Increased Cost Prepayment Notice or which exceed the amount of the payment of increased cost described in the Increased Cost Prepayment Notice). The Increased Cost Prepayment Notice having been given, the principal amount of the Notes together with interest accrued thereon to the date of such prepayment and Positive Make-Whole Amount, if any, with respect thereto shall become due and payable on such prepayment date, unless the Lender shall timely give an Increased Cost Rejection Notice. If any prepayment under this Section 7.10(d) shall result in a Negative Make-Whole Amount, the holders of the Notes so to be prepaid shall pay such Negative Make-Whole Amount in accordance with the provisions of Section 7.15 of this Agreement.
     Section 7.11. Withholding Tax Indemnity. (a) All payments whatsoever under this Agreement and the Notes will be made by the Borrower free and clear of withholding or deduction for any present or future Taxes by or on behalf of any jurisdiction from or through which the Borrower makes such payments (hereinafter a “Taxing Jurisdiction”) imposed or levied on payments of interest, unless the withholding or deduction of such Tax is compelled by law.
          If any deduction or withholding for any Tax of a Taxing Jurisdiction imposed or levied on payments of interest shall at any time be required in respect of any amounts to be paid by the Borrower under this Agreement or the Notes, the Borrower will pay to the relevant Taxing Jurisdiction the full amount required to be withheld or deducted and pay to the Lender such additional amounts as may be necessary in order that the net amounts paid to the Lender pursuant to the terms of this Agreement or the Notes after such deduction or withholding (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount) and after taking into account tax benefits to the Lender of credits and deductions actually realized by the Lender as a result of all such deductions and withholdings, shall be not less than the amounts then due and payable to the Lender under the terms of this Agreement or the Notes before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:
          (i) any Tax that would not have been imposed but for the existence of any present or former connection between the Lender and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including, without limitation, the Lender being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Borrower, after the Closing Date, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Agreement or the Notes are made to, the Taxing Jurisdiction imposing the relevant Tax;
          (ii) any Tax that would not have been imposed but for the delay or failure by the Lender (following a written request by the Borrower) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by the Lender to avoid or reduce such Taxes, provided that the filing of such Forms would not (in the Lender’s reasonable judgment) result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by the Lender and the Lender was legally eligible to provide such Forms without unindemnified adverse consequences (other than certain de minimis costs), and provided further that the Lender shall be deemed to have satisfied the requirements of this clause (ii) upon the good faith completion and submission of such Forms as may be specified in a written request of the Borrower no later than 60 days after receipt by the Lender of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or
          (iii) any combination of clauses (i) and (ii) above;
and provided further that in no event shall the Borrower be obligated to pay such additional amounts to a holder of the Notes (1) so long as no Event of Default described in Section 8.1(a) hereof shall have occurred and be continuing, if such holder is organized under the laws of, or a resident in, any jurisdiction other than a Permitted Jurisdiction on the date such holder acquires its Note, (2) except as provided in clause (3) below, to the extent such additional amounts are attributable to a rate of withholding or deduction imposed by such Taxing Jurisdiction that is in excess of 4.9% or (3) unless such Tax is imposed or levied by reason of a Change in Tax Law (for this purpose only, with respect to any Lender other than the Original Lender, “Change in Tax Law” shall mean a change in tax law occurring after the date on which such Lender acquires its Note).
          By acceptance of any Note, the Lender agrees, subject to the limitations of clause (ii) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Borrower all such forms, certificates, documents and returns provided to the Lender by the Borrower (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of the Lender in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between Mexico and such Taxing Jurisdiction and (y) provide the Borrower with such information with respect to the Lender as the Borrower may reasonably request in order to complete any such Forms, provided that nothing in this Section 7.11 shall require the Lender to provide copies of its tax return or other information with respect to any such Form or otherwise if in the opinion of the Lender such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to the Lender, and provided further that the Lender shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by the Lender to the Borrower or mailed to the appropriate taxing authority, whichever is applicable, within 60 days following a written request of the Borrower (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.
          On or before the Closing Date, the Borrower will furnish the Lender with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in Mexico pursuant to clause (ii) of the second paragraph of this Section 7.11(a), if any, and in connection with the transfer of any Note the Borrower will furnish the transferee of such Note with copies of any Form and English translation then required.
          If any payment is made by the Borrower to or for the account of the Lender after deduction for or on account of any Taxes, and increased payments are made by the Borrower pursuant to this Section 7.11, then, if the Lender determines that it has received or been granted a tax benefit with respect to such Taxes or such increased payments, the Lender shall, to the extent it has not taken such tax benefits into account in calculating and reducing Borrower’s payments pursuant to this Section 7.11 and to the extent it can do so without prejudice to the retention of the amount of such tax benefit, reimburse to the Borrower such amount as the Lender shall determine to be attributable to the relevant Taxes or deduction or withholding or increased payments. Nothing herein contained shall interfere with the right of the Lender to arrange its tax affairs in whatever manner it thinks fit and, in particular, the Lender shall not be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (ii) above) oblige the Lender to disclose any information relating to its tax affairs or any computations in respect thereof.
          If the Borrower makes payment to or for the account of the Lender and the Lender is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then the Lender shall, as soon as practicable after receiving written request from the Borrower (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Borrower, subject, however, to the same limitations with respect to Forms as are set forth above.

          The obligations of the Borrower under this Section 7.11 shall survive the payment or transfer of any Note and the provisions of this Section 7.11 shall also apply to successive transferees of the Notes.
          (b) The Lender shall, if seeking increased payments under this Section 7.11 (other than with respect to the Mexican withholding taxes applicable to interest payments on the date hereof), use commercially reasonable efforts (at its own expense) to mitigate the amount of increased payments, including designating a different lending office if such designation will avoid the need for, or reduce the amount of, such increased payments and will not, in the reasonable judgment of the Lender, result in any non-de minimis economic, legal or regulatory disadvantage to the Lender.
          (c) On or before the Closing Date, the Lender will furnish the Borrower with a certificate, or other documentation acceptable to the Borrower, from the applicable governmental authority of a Permitted Jurisdiction evidencing the Lender’s residency in such Permitted Jurisdiction.
     Section 7.12. Discharge of Liens. The Borrower will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Units of Equipment or the Borrower’s interest therein under this Agreement, except Permitted Liens, and the Borrower shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien not excepted above if the same shall arise at any time.
     Section 7.13. Recording. (a) On or prior to the Closing Date, the Borrower will (x) at its own expense, (i) cause this Agreement and the Loan Agreement Supplement dated the Closing Date, or appropriate evidence thereof, to (A) be duly filed and recorded with the STB in accordance with 49 U.S.C. § 11301 and (B) be deposited with the Registrar General of Canada pursuant to Section 105 of the Canada Transportation Act and (ii) cause a Uniform Commercial Code precautionary financing statement covering the security interest created by or pursuant to this Agreement naming the Borrower, as debtor, and the Lender, as a secured party, to be filed with (1) the Recorder of Deeds of the District of Columbia and (2) the Secretary of State of the State of Missouri and (y) at Lender’s expense and upon the written request of Lender, cause or permit such other filings and notices to be filed or made as necessary or appropriate to protect the interests of Lender, and will furnish Lender proof thereof.
          (b) The Borrower, at its sole expense, shall (i) promptly file the Mexican Trust Agreement with the Mexican Railroad Registry (Registro Ferroviario Mexicano) and (ii) provide the Lender with evidence of the completion of the registration of the Mexican Trust Agreement with the Mexican Railroad Registry (Registro Ferroviario Mexicano) promptly following its receipt of the same. The Lender hereby appoints and constitutes the Borrower its agent and attorney-in-fact to file, record or register, in the name and for the account of the Lender and the Borrower, as their interests may appear, statements or notices required by the Mexican Railroad Registry (Registro Ferroviario Mexicano).
     Section 7.14. Further Assurances. The Borrower will duly execute and deliver to the Lender such further documents and assurances and take such further action as the Lender may from time to time reasonably request in order to effectively carry out the intent and purpose of this Agreement and the Mexican Trust Agreement and to establish and protect the rights and remedies created in favor of the Lender hereunder, including, without limitation, if requested by the Lender, the execution and delivery of supplements or amendments hereto, in recordable form, subjecting to this Agreement and the Mexican Trust Agreement any Replacement Unit and the recording or filing of counterparts hereof or thereof in accordance with the laws of such jurisdiction as the Lender may from time to time deem advisable; provided that this sentence is not intended to impose upon Borrower any additional liabilities not otherwise contemplated by this Agreement and the Mexican Trust Agreement; provided further that except for the Uniform Commercial Code financing statement described in Section 7.13(a)(iii), nothing contained herein shall require the Borrower to file or record, or cause to be filed or recorded, or bear the cost or expense of any filing or recordation of, any Uniform Commercial Code financing statement (including any continuation statement) absent a change in law which requires that such filings be made to protect the interests of the Lender.
     Section 7.15. Negative Make-Whole Amount. Each holder agrees, by its acceptance of a Note, that in the event of any redemption of the Notes pursuant to Section 4.8, Section 7.4, Section 7.10 or Section 9.16 or any acceleration of the Notes pursuant to Section 8.2, if the calculation of the Make-Whole Amount results in Negative Make-Whole Amount, then such Negative Make-Whole Amount shall be due on the date of such redemption as provided for in Section 4.8, Section 7.4, Section 7.10 or Section 9.16 or Section 8.2, as the case may be, and such Negative Make-Whole Amount shall be paid in Dollars on such date by the holders of the Notes (each such holder to pay its ratable portion of such Negative Make-Whole Amount in accordance with its percentage of the Notes then being prepaid or purchased) directly to the Borrower free of any Lien in the case of any redemption pursuant to Section 4.8, Section 7.4, Section 7.10 or Section 9.16 and if at any time that the Borrower is required to make a payment of the aggregate unpaid principal amount of all Notes then outstanding plus the accrued but unpaid interest thereon in connection with any acceleration of the Notes pursuant to Section 8.2, there shall exist an obligation of the holders of the Notes to pay any Negative Make-Whole Amount, there shall be deducted from such payment of the aggregate unpaid principal amount of all Notes then outstanding plus the accrued but unpaid interest thereon an amount equal to the aggregate amount of such Negative Make-Whole Amount owed by the holders of the Notes at such time.
     Section 7.16. Equipment Use; Proceeds. Notwithstanding anything to the contrary contained herein or in any other Loan Document, so long as no Event of Default shall have occurred and be continuing, the Borrower shall be entitled to use, possess and operate the Equipment and retain all income, proceeds and revenues therefrom for its own benefit and disposition.
Article VIII
Events of Default; Remedies of Upon An Event of Default
     Section 8.1. Events of Default. The following events shall constitute Events of Default hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall be deemed to exist and continue so long as, but only as long as, it shall not have been remedied:
          (a) default by the Borrower in making any payment when due of principal of, or Positive Make-Whole Amount, if any, or interest on, any Note or Notes and the continuance of such default unremedied for five (5) Business Days after such payment shall become due hereunder or default by the Borrower in making any payment when due of any other amount owing with respect to any Note or Notes and the continuance of such default unremedied for 30 days after receipt by the Borrower of written notice of such failure from the Lender and demanding the same be remedied; or
          (b) any representation or warranty made by the Borrower in this Agreement is untrue or incorrect in any material respect as of the date of issuance or making thereof and such untruth or incorrectness shall continue to be material and unremedied for a period of 30 days after the earlier to occur of (x) knowledge of a Responsible Officer of the Borrower or (y) receipt by the Borrower of written notice specifying such incorrectness, stating that such incorrectness is a default hereunder and requiring it to be remedied from the Lender or from any holder of a Note; provided that, if such untruth or incorrectness is capable of being remedied, no such untruth or incorrectness shall constitute an Event of Default hereunder for a period of 180 days after receipt of such written notice so long as the Borrower is diligently proceeding to remedy such untruth or incorrectness; or
          (c) other than as set forth in clauses (a), (b), (f) or (g), any failure by the Borrower to observe or perform any covenant to be observed or performed by the Borrower hereunder or under the Notes and such failure shall continue unremedied for 30 days after the earlier to occur of (x) knowledge of a Responsible Officer of the Borrower or (y) receipt by the Borrower of a written notice thereof from the Lender and demanding the same to be remedied; provided that, if such failure is capable of being remedied, no such failure shall constitute an Event of Default hereunder for a period of 180 days after such written notice so long as the Borrower is diligently proceeding to remedy such failure; or
          (d) the Borrower shall (i) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy (concurso mercantil), insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to any such relief or to the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (iii) admit in writing its inability to pay its debts generally as they come due, or (iv) make a general assignment for the benefit of creditors, or (v) take any corporate action to authorize any of the foregoing; or

          (e) an involuntary case or other proceeding shall be commenced against the Borrower or the Mexican Trust seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy (concurso mercantil), insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or
          (f) the Borrower shall (i) fail to comply with the provisions of Section 7.8; or (ii) fail to maintain any and all insurance policies required in Section 7.5 and, in either case, such failure shall continue unremedied for 20 days; or
          (g) the Concession Title shall cease to grant the Borrower the rights originally provided therein or the Concession Title shall be revoked or terminated; or
          (h) the Borrower shall fail to provide the Lender with evidence of the completion of the registration of the Mexican Trust Agreement with the Mexican Railroad Registry as required by Section 7.13(b)(ii) by June 30, 2009; or
          (i) at any time after the execution and delivery thereof, the Mexican Trust Agreement shall be terminated by the Borrower; provided, however, any termination of the Mexican Trust Agreement in accordance with its terms shall not constitute an Event of Default hereunder.
     Section 8.2. Rights and Remedies Upon Default. Upon the occurrence and during the continuance of any Event of Default, Lender shall have the right to exercise all of the remedies conferred hereunder, under the Notes and any other document executed in connection herewith, and Lender shall have all the rights and remedies of a secured party, and Lender may proceed to protect and enforce its rights by an action at law, suit in equity, or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Notes, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. Without limitation, the Lender shall have the following rights and powers:
          (a) (i) If an Event of Default described in Section 8.1(d) or Section 8.1(e) above has occurred, the entire unpaid principal amount and all accrued and unpaid interest under the Notes (at par plus any Positive Make-Whole Amount, if any, applicable thereto) shall automatically become immediately due and payable and (ii) if any other Event of Default has occurred the Lender shall have the right to declare the entire unpaid principal and all accrued and unpaid interest under the Notes (at par plus any Positive Make-Whole Amount, if any, applicable thereto) immediately due and payable and upon such declaration, such principal and interest shall become immediately due and payable without presentment, demand, protest or further notice, all of which are hereby waived. Promptly upon payment of the foregoing amounts to the Lender, the Lender shall pay to the Borrower in immediately available funds the Negative Make-Whole Amount, if any, with respect to the Notes.

          (b) Notwithstanding anything to the contrary contained in this Section 8.2, after the occurrence and during the continuance of an Event of Default all remedies with respect to Units shall be exercised pursuant to the terms and conditions of the Mexican Trust Agreement.
     Section 8.3. Waiver of Default. If at any time after the principal of all the Notes shall have been declared and have become due and payable, or if at any time after the entire amount of Notes shall have been declared due and payable, all as provided in Section 8.2 hereof, all expenses of the Lender occasioned by the Borrower’s default, and all other sums which shall have become due and payable by the Borrower hereunder shall be paid by the Borrower before any sale or lease by the Trustee of any of the Units and every other default in the observance or performance of any covenant or condition hereof shall be made good or secured to the satisfaction of the Lender, or provision deemed by the Lender to be adequate shall be made therefor, then, and in every such case, the Lender shall, by written notice to the Borrower, waive the default by reason of which there shall have been such declaration or declarations and the consequences of such default, but no such waiver shall extend to or affect any subsequent default or impair any right consequent thereon.
     Section 8.4. Obligations of Borrower Not Affected by Remedies. No retaking of possession of the Equipment by the Trustee, nor any withdrawal, lease or sale thereof, nor any action or failure or omission to act against the Borrower or in respect of the Units, on the part of the Lender or on the part of the holder of any Note, nor any delay or indulgence granted to the Borrower by the Lender or by any such holder, shall affect the obligations of the Borrower hereunder. The Borrower hereby waives presentation and demand in respect of any of the Notes and waives notice of presentation, of demand and notice of any default in the payment of the principal of and interest on the Notes.
     Section 8.5. Borrower to Deliver Equipment to Trustee. In case the Lender shall demand the Trustee to take possession of the Equipment pursuant to the provisions of the Mexican Trust Agreement, the Borrower shall forthwith deliver possession of the Equipment to the Trustee. For the purpose of delivering possession of any Unit of Equipment to the Trustee, the Borrower shall at its own cost, expense and risk:
          (a) forthwith place such Equipment upon such storage tracks of the Borrower or, at the expense of the Borrower, on any other storage tracks, as the Borrower may select;
          (b) permit the Trustee to store such Equipment on such tracks without charge for insurance, rent or storage until the earlier of (x) three months after such demand for storage and (y) the date such Equipment is sold, leased or otherwise disposed of by the Trustee and during such period of storage the Borrower shall continue to maintain all insurance required by Section 7.5 hereof; and
          (c) transport the Equipment to the Borrower’s nearest point of interchange with a railroad in the 48 contiguous United States, when directed by the Lender.

It is hereby expressly covenanted and agreed that the performance of this covenant is of the essence of this Agreement and that, upon application to any court having jurisdiction in the premises, the Lender shall be entitled to a decree against the Borrower requiring the specific performance thereof.
     Section 8.6. Lender May Perform. If Borrower fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender, including reasonable attorney’s fees and expenses, incurred in connection therewith shall be payable by the Borrower.
     Section 8.7. Applications of Proceeds Received From Disposition of the Equipment. All proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Equipment following an Event of Default shall be applied in the following order of priority:
     (a) First, to the payment of all costs and expenses of such sale, collection or realization, including reasonable compensation to the Lender and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Lender in connection therewith, and all reasonable amounts for which the Lender is entitled to indemnification under the Notes and to the payment of all reasonable costs and expenses paid or incurred by the Lender in connection with the exercise of any right or remedy under this Agreement, all in accordance with this Agreement;
     (b) Next, to satisfaction of the Borrower’s obligations under this Agreement, and the Notes; and
     (c) Thereafter, to the extent of any excess proceeds, to the payment to or upon the order of the Borrower or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
If, upon the sale, license or other disposition of the Equipment, the proceeds thereof are insufficient to pay all amounts to which the Lender is legally entitled, the Borrower will be liable for the deficiency, together with interest thereon, at the Late Rate, and the reasonable fees of any attorneys employed by the Lender to collect such deficiency. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands against the Lender arising out of the sale of the Equipment.
Article IX
Miscellaneous
     Section 9.1. Security; Termination. (a) The Mexican Trust Agreement shall (i) remain in full force and effect until the payment in full of the Borrower’s obligations under the Notes and hereunder, (ii) be binding upon the Borrower, its successors and assigns, and (iii) inure, together with the rights and remedies of the Lender hereunder and thereunder, to the benefit of the Lender and its permitted successors, transferees and assigns.

          (b) Immediately upon the payment in full of the Borrower’s obligations under the Notes, this Agreement and the Mexican Trust Agreement shall terminate and all rights to the Equipment shall revert to the Borrower. Upon any such termination, the Lender shall execute and deliver, and instruct the Trustee to execute and deliver, to, or as directed in writing by, the Borrower an appropriate instrument (in due form for recording) furnished by the Borrower conveying and/or releasing the Equipment from the Mexican Trust Agreement within five (5) days of the Lender’s receipt of a written request therefor from the Borrower.
     Section 9.2. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record (including electronic mail), and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail and courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed in writing by either of the methods set forth in clauses (a) and (b) above, in each case addressed to the following Person at its respective address set forth below or at such other address as such Person may from time to time designate by written notice to the other Persons listed below:
     (i) to the Borrower, at Kansas City Southern de México, S.A. de C.V., Montes Urales #625, Col. Lomas de Chapultepec C.P., 11000 Mexico, DF, Attention: Director Jurídico Ejecutivo, Facsimile No.: 011 5255 9178 5604, Telephone No.: 011 5255 9178 5647, with a copy to (i) in the case of mail delivery, Kansas City Southern, P.O. Box 219335, Kansas City, MO 64121-9335, Attention: Senior Vice President – Finance & Treasurer, Facsimile No.: (816) 983-1198, Telephone No.: (816) 983-1802 and (ii) in the case of courier and similar delivery, Kansas City Southern, 427 West 12th Street, Kansas City, MO 64105, Attention: Senior Vice President – Finance & Treasurer, Facsimile No.: (816) 983-1198, Telephone No.: (816) 983-1802, and Kansas City Southern, 427 West 12th Street, Kansas City, MO 64105, Attention: Senior Vice President & General Counsel, Facsimile No.: (816) 983-1227, Telephone No.: (816) 983-1303;
     (ii) if to Lender at DVB Bank AG, Attention: Loan Administration Department, Platz der Republik 6, D-60325 Frankfurt am Main, Germany, Fax No.: 011 49 69 9750 4526, with a copy to: DVB Transport (US) LLC, Attention: Land Transport Division, 609 Fifth Avenue, New York, NY 10017, Fax No.: 212-588-8936; and
     (iii) if to the agent designated pursuant to Section 9,12, at CT Corporation System, 111 Eighth Avenue, New York, New York 10011.
     Section 9.3. Entire Agreement; Severability. (a) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. No provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

          (b) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.
     Section 9.4. Amendments. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and, in the case of any such amendment or modification, by the Borrower. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
     Section 9.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     Section 9.6. Governing Law. This Agreement and any extensions, amendments, modifications, renewals or supplements hereto and the Notes shall be governed by and construed in accordance with the internal laws and decisions (as opposed to conflicts of law provisions) of the State of New York; provided, however, that the parties shall be entitled to all rights conferred by any applicable Federal statute, rule or regulation. The Mexican Trust Agreement shall be governed by and construed in accordance with the laws of Mexico.
     Section 9.7. Waiver of Jury Trial. Each party hereto knowingly, irrevocably, voluntarily and intentionally waives any right it may have to a trial by jury in respect of any action, proceeding or counterclaim based on or arising out of, under or in connection with any of the transaction documents, or any course of conduct, course of dealing, statement (whether verbal or written) or actions of any party thereto.
     Section 9.8. Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.
     Section 9.9. Exempted Transaction. The Borrower agrees that (i) the Notes constitute an extension of credit to a business entity for an amount greater than two hundred fifty thousand dollars ($250,000.00) for purposes of New York General Obligations Law § 5-501(6)(a), (ii) the

payment obligations evidenced by this Agreement and the Notes are exempted transactions under the Truth in Lending Act, 15 U.S.C. § 1601, et seq., (iii) the proceeds of the indebtedness evidenced by the Notes will not be used for the purchase of registered equity securities within the purview of Regulation “U” issued by the Board of Governors of the Federal Reserve System and (iv) on the maturity date of any Note, the Lender shall not have any obligation to refinance the indebtedness evidenced by such Note or to extend further credit to the Borrower.
     Section 9.10. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the parties hereto on the Closing Date (except the Notes), and (c) financial statements, certificates and other information previously or hereafter furnished pursuant hereto, may be reproduced by the parties hereto by any photographic, photostatic, microfilm, microcard, miniature photographic, electronic or other similar process and the parties hereto may destroy any original document so reproduced. The parties agree to accept delivery of all of the foregoing documents in electronic format in lieu of original closing transcripts. The parties further agree and stipulate that, to the extent permitted by applicable law, any such reproduction, in electronic format or otherwise, shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 9.10 shall not prohibit the parties hereto from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
     Section 9.11. Tax Disclosure. Notwithstanding anything herein to the contrary, each party hereto (and each employee, representative or other agent of such person) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions described in this Agreement, and all materials of any kind (including opinions or other tax analyses) that are provided to the person related to such tax treatment and tax structure. The preceding sentence is intended to cause the transaction contemplated hereby to be treated as not having been offered under conditions of confidentiality for purposes of U.S. Treasury Regulation §1.6011-4(b)(3) and shall be construed in a manner consistent with such purpose.
     Section 9.12. Jurisdiction, Court Proceedings. Any suit, action or proceeding against any party to this Agreement arising out of or relating to this Agreement, the Notes or any transaction contemplated hereby may be brought in any Federal or state court located in New York, New York, and each such party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Any suit, action or proceeding against any party to this Agreement arising out of or relating to the Mexican Trust Agreement shall be brought in Mexico, and each such party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each of the parties to this Agreement (that is a resident of the United States of America), in the event that service of process by mail is permitted by applicable law, each such party irrevocably consents to the service of process in any such suit, action or proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for in Section 9.2. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each such party irrevocably agrees not to assert any objection which it may ever have to the laying of venue of any such suit, action or proceeding in any Federal or state court located in New York, New York, including without limitation, objections regarding jurisdiction to which they may be entitled by reason of their current or future domiciles; and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
          Each of the parties to this Agreement (that are not residents of the United States of America), hereby irrevocably designate, appoint and empower CT Corporation System as its lawful agent to receive for and on its behalf service of process in the State of New York in any action or proceeding described in this Section 9.12 and irrevocably consents to the service of process outside the territorial jurisdiction of said courts in any such action or proceeding. Any service made on such agent or its successor shall be effective when delivered regardless of whether notice thereof is given to affected party. If any person or firm designated as agent hereunder shall no longer serve as agent of such party to receive service of process in the State of New York, the party so affected shall be obligated promptly to appoint a successor to so serve; and, unless and until such successor is appointed and the parties hereto notified of the same in writing, service upon the last designated agent shall be good and effective. The parties to this Agreement agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     Section 9.13. Judgment Currency. This is an international transaction in accordance with which the specification of Dollars is of the essence, and Dollars shall be the currency of account in the case of all obligations under this Agreement and the Notes. The payment obligations of the parties under this Agreement and the Notes shall not be discharged by an amount paid in a currency or in a place other than that specified with respect to such obligations, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars and transfer to the specified place of payment under normal banking procedures does not yield the amount of Dollars, in such place, due under this Agreement and the Notes, as the case may be. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer does not result in payment of such amount of Dollars in the specified place of payment, the obligee of such payment shall have a separate cause of action against the party making the same for the additional amount necessary to yield the amount due and owing under this Agreement and the Notes. If, for the purpose of obtaining a judgment in any court with respect to any obligation of a party under any of this Agreement or any Note or any of the agreements contemplated thereby, it shall be necessary to convert to any other currency any amount in Dollars due thereunder and a change shall occur between the rate of exchange applied in making such conversion and the rate of exchange prevailing on the date of payment of such judgment, the respective judgment debtor agrees to pay such additional amounts (if any) as may be necessary to insure that the amount paid on the date of payment is the amount in such other currency which, when converted into Dollars and transferred to New York, New York, in accordance with normal banking procedures, will result in the amount then due under this Agreement or any Note, as the case may be, in Dollars. Any amount due from the respective judgment debtor shall be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sum due under or in respect of this Agreement or any

Note. In no event, however, shall the respective judgment debtor be required to pay a larger amount in such other currency at the rate of exchange in effect on the date of payment than the amount of Dollars stated to be due under this Agreement or any Note, as the case may be, so that in any event the obligations of the respective judgment debtor under this Agreement or such Note, as the case may be, will be effectively maintained as Dollar obligations.
     Section 9.14. Business Days. If any payment is to be made hereunder or any action is to be taken hereunder on any date that is not a Business Day, such payment or action otherwise required to be made or taken on such date shall be made or taken on the immediately succeeding Business Day with the same force and effect as if made or taken on such scheduled date and as to any payment (provided any such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.
     Section 9.15. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 9.16. Participations. (a) The Lender shall not sell a participation to any Person (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loan owing to it) without the prior written consent of the Borrower (which consent shall not be unreasonably withheld) unless an Event of Default described in Section 8.1(a) hereof shall have occurred and be continuing, in which case, such consent shall not be required; provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. The Lender shall provide the Borrower with at least thirty (30) days prior written notice of any proposed participation specifying the name and address of any proposed Participant and the proposed date of such participation (the “Participation Date”).
          Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that affects such Participant. Subject to clause (b) below, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 7.10 and 7.11 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to Section 7.4(c).
          (b) A Participant shall not be entitled to receive any greater payment under Section 7.10 or Section 7.11 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.
          (c) Notwithstanding anything to the contrary contained hereunder, if a holder of a Note seeking to sell a participation to any Person in all or a portion of its rights and/or obligations under this Agreement (including all or a portion of the Loan owing to it) in accordance with this Section 9.16 (a “Transferor”) shall have executed and delivered to the Borrower a Tax Prepayment Rejection Notice and/or an Increased Cost Rejection Notice, as applicable, with respect to such Note, the Borrower may, by written notice delivered to the Transferor not later than fifteen (15) days prior to the proposed Participation Date, require the proposed Participant to execute and deliver to the Borrower a Tax Prepayment Rejection Notice with respect to the Change in Tax Law giving rise to the original Tax Prepayment Notice and the Transferor’s Tax Prepayment Rejection Notice and/or an Increased Cost Rejection Notice with respect to the Regulatory Change giving rise to the original Increased Cost Prepayment Notice and the Transferor’s Increased Cost Rejection Notice, as applicable. If the proposed Participant shall fail to execute and deliver a Tax Prepayment Rejection Notice and/or an Increased Cost Rejection Notice, as applicable, to the Borrower at least five (5) days prior to the proposed Participation Date, the Borrower may give the Transferor irrevocable written notice of the prepayment of the Transferor’s Note on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) stating that all of the Notes held by the Transferor shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon up to, but not including the date of such prepayment and Make-Whole Amount, if any, with respect thereto. If any prepayment under this Section 9.16(c) shall result in a Negative Make-Whole Amount, the holders of the Notes so to be prepaid shall pay such Negative Make-Whole Amount in accordance with the provisions of Section 7.15 of this Agreement.
     Section 9.17. Security Agreement. This Agreement shall constitute a security agreement as defined in the NY UCC, and the Borrower hereby grants to Lender a security interest within the meaning of the NY UCC in favor of the Lender in the Equipment, the proceeds thereof and other rights described herein.

     In Witness Whereof, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

Kansas City Southern de México, S.A. de C.V., a company incorporated under the laws of Mexico
By:	/s/ Paul J. Weyandt
	Name:	Paul J. Weyandt
	Title:	Attorney-in-Fact and Treasurer

DVB Bank AG, a German corporation
By:	/s/ M. Lieschied
	Name:	M. Lieschied
	Title:	Vice President

By:	/s/ Volker Eberhart
	Name:	Volker Eberhart
	Title:	Vice President

Definitions
General Provisions
     The following terms shall have the following meanings for all purposes of the Loan Agreement referred to below, unless otherwise defined in the Loan Agreement or the context thereof shall otherwise require and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Appendix A and the provisions of the main body of the Loan Agreement, the provisions of the main body of the Loan Agreement shall control the construction of the Loan Agreement.
     Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as the same may be amended, supplemented and otherwise modified from time to time, and (ii) references to parties to agreements shall be deemed to include the permitted successors and assigns of such parties.
Defined Terms
     “AAR Mechanical Standards” shall mean the rules, standards and supplements thereto of the Mechanical Division of the Association of American Railroads, as the same may be in effect from time to time.
     “Affiliate” of any Person shall mean any other Person which directly or indirectly controls, or is controlled by, or is under a common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.
     “After-Tax Basis” means with respect to any payment to be received by a Person, the amount of such payment plus a further payment or payments so that the net amount received by such Person, after deducting from such payment and such further payment the amount of all Taxes actually imposed on the Person receiving such payments by any U.S. federal, state or local or foreign taxing authority with respect to such payments (net of any current credits, deductions or other Tax benefits actually arising from the payment by such Person of any amount, including Taxes, with respect to the payment received or arising by reason of the receipt or accrual by such Person of the payment received) is equal to the original payment required to be received.
     “Aggregate Commitment Amount” means $52,200,000.
     “Assignee” shall have the meaning set forth in Section 7.4(c) of the Loan Agreement.
     “Assignor” shall have the meaning set forth in Section 7.4(c) of the Loan Agreement.
     “Borrower” shall have the meaning specified in the Recitals to the Loan Agreement.
Appendix A
(to Loan Agreement)

     “Business Day” means any day other than a Saturday or Sunday or other day on which banks in Mexico City, Mexico, Frankfurt, Germany or New York, New York, are authorized or obligated to be closed.
     “Casualty Occurrence” shall mean, with respect to any Unit, the occurrence of any of the following: (i) the destruction, damage, contamination, wear or unsuitability of such Unit which, in the Borrower’s good faith opinion, makes repair uneconomic or renders such Unit unfit for commercial use, (ii) theft or disappearance of such Unit, (iii) the permanent return of such Unit to the manufacturer pursuant to any warranty or patent indemnity provisions, (iv) the taking of title of such Unit or appropriation of such Unit by any governmental authority under the power of eminent domain or otherwise or (v) the taking or requisition for use of such Unit by any governmental authority under the power of eminent domain or otherwise for a continuous period in excess of 180 days.
     “Change in Tax Law” shall have the meaning set forth in Section 4.8(c) of the Loan Agreement.
     “Claims” shall have the meaning set forth in Section 7.6 of the Loan Agreement.
     “Closing Date” shall have the meaning set forth in Section 2.1(a) of the Loan Agreement.
     “Concession Title” shall mean the Borrower’s right, for a period of 50 years, to be the exclusive provider (subject to certain trackage rights) of freight transportation services over the northeast rail lines of the Mexican railroad system and for an additional 50 years to be a non-exclusive provider of such services over such rail lines, granted by the Mexican government pursuant to the Concession Title, subject in all cases to the terms and conditions of the Concession Title, as in effect on June 23, 1997 and as amended on February 12, 2001 and November 22, 2006.
     “Debt Rate” shall mean 6.1950% per annum, calculated on the basis of a 360-day year and the actual number of days elapsed.
     “Default” shall mean an event that with the passage of time or the giving of notice, or both, would become an Event of Default.
     “Dollars”, “U.S. Dollars” and “$” shall mean lawful currency of the United States.
     “Equipment” shall mean collectively those locomotives described in the Loan Agreement Supplements and in any supplement thereto as applicable, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof and “Unit” shall mean individually the various items thereof.
     “Equipment Cost” shall mean, for each Unit, the cost thereof as set forth in Schedule 1 to the Loan Agreement Supplement for such Unit.

     “Event of Default” shall mean any event specified in Section 8.1 of the Loan Agreement to be an Event of Default.
     “Financing Percentage,” shall mean the percentage specified in the Loan Request delivered pursuant to Section 3.2 of the Loan Agreement relating to the Loan, which is the percentage of the Equipment Cost intended to be financed through the Loan, and which shall not exceed 80%.
     “Forms” shall have the meaning set forth in Section 7.11 of the Loan Agreement.
     “Governmental Authority” shall mean any branch of power (whether administrative, legislative or judicial) of any state, any nation or government, any state or other political or administrative subdivision thereof, any central bank (or similar monetary or regulatory authority) and any entity exercising executive, legislative, judicial, regulatory or administrative authority of or pertaining to government.
     The word “holder” shall mean the registered owner of a Note.
     “Increased Cost Prepayment Notice” shall have the meaning set forth in Section 7.10(d) of the Loan Agreement.
     “Increased Cost Prepayment Rejection Notice” shall have the meaning set forth in Section 7.10(d) of the Loan Agreement.
     “Indemnified Person” shall have the meaning set forth in Section 7.6 of the Loan Agreement.
     “Late Rate” shall mean the lesser of 2% over the Debt Rate and the maximum interest rate from time to time permitted by law.
     “Lender” shall have the meaning specified in the introductory paragraph to the Loan Agreement.
     “Lender’s Lien” shall mean any Lien against the Equipment or any part thereof that results from any act of, or any failure to act by, or as a result of any claim against, the Lender arising out of any event or condition unrelated to the transactions contemplated by the Agreement, excluding any tax, assessment or charge for which the Borrower is obligated to indemnify the Lender thereunder.
     “Lien” shall mean any mortgage, pledge, security interest, lien, encumbrance, lease, exercise of rights, claim, disposition of title or other charge of any kind on property.
     “Loan” shall have the meaning set forth in Section 3.1(a) of the Loan Agreement.
     “Loan Agreement” or “Agreement” shall mean the Loan Agreement dated as of September 24, 2008 by and between the Borrower and the Lender, as amended, supplemented or otherwise modified from time to time. The term “Loan Agreement” or “Agreement” shall include each Loan Agreement Supplement entered into pursuant to the terms of the Loan Agreement.
     “Loan Agreement Supplement” shall mean a Loan Agreement Supplement dated the Closing Date or the date that any Replacement Unit is subjected to the Loan Agreement, as applicable, substantially in the form of Exhibit E to the Loan Agreement, between the Borrower and the Lender, covering the Units described therein.
     “Loan Request” shall have the meaning set forth in Section 3.2 of the Loan Agreement.
     “Make-Whole Amount” shall mean, with respect to the principal amount of a Note to be prepaid on any prepayment date, an amount equal to the amount which the holder of such Note would receive (such amount to be expressed as negative amount) or pay (such amount to be expressed as a positive amount) in accordance with market practice as a result of terminating all, or the application portion of, a LIBOR to fixed rate (such fixed rate to equal the Debt Rate minus 185 basis points) U. S. Dollar denominated interest rate swap entered into on the Closing Date governed by an ISDA master agreement with an amortizing notional amount equal to the scheduled principal amount outstanding of such Note, the fixed and floating rates payable on the same dates as interest is scheduled to be paid on the Note. Make-Whole Amount shall be determined by the holder of such Note and shall be certified to the Borrower in an Officer’s Certificate of such holder, which Officer’s Certificate shall be binding and conclusive absent manifest error. The Officer’s Certificate of the applicable holder referenced in the immediately preceding sentence shall describe in reasonable detail the basis of determination of the Make-Whole Amount as of the specified prepayment date. For the purposes of the definition of “Make-Whole Amount”, references to “prepayment”, “date of prepayment” and similar references shall also be deemed to refer to acceleration of the Notes pursuant to Section 8.2 of the Loan Agreement.
     “Material Adverse Effect” means a material adverse effect on the (a) financial condition or operations of the Borrower and its Subsidiaries, taken as a whole or (b) Borrower’s ability to perform its obligations under the Loan Agreement or (c) the validity or enforceability of the Loan Agreement, the Mexican Trust Agreement or the Notes.
     “Mexican Trust” shall mean the trust established pursuant to the Mexican Trust Agreement.
     “Mexican Trust Agreement” means the Irrevocable Guaranty Trust Agreement, dated as of September 24, 2008, by and among the Borrower, as Settlor and as Second Beneficiary, the Lender, as First Beneficiary and the Trustee.
     “Mexico” shall mean the Estados Unidos Mexicanos (United Mexican States).
     “Negative Make-Whole Amount” shall mean an amount equal to the absolute value of the Make-Whole Amount to the extent such Make-Whole Amount is a negative number.

     “Note Register” shall have the meaning set forth in Section 4.5 of the Loan Agreement.
     “Notes” shall mean the promissory notes, each to be substantially in the form therefor set forth in Exhibit A of the Loan Agreement issued by the Borrower pursuant to the terms of the Loan Agreement, and shall include any notes issued in exchange therefor or replacement thereof pursuant to Section 4.5 or Section 4.6 of the Loan Agreement.
     “Officer’s Certificate” shall mean a certificate signed by either the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer or any Attorney-in-Fact authorized to execute and deliver any such certificate.
     “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel who may be (1) an employee of or counsel to the Borrower or (2) other counsel reasonably acceptable to the Lender.
     “Participant” shall have the meaning specified in Section 9.16 of the Loan Agreement.
     “Participation Date” shall have the meaning specified in Section 9.16 of the Loan Agreement.
     “Payment Date” shall mean each date on which payments of principal or interest on the Notes are scheduled to be made pursuant to the terms thereof.
     “Permitted Jurisdiction” shall mean any of the jurisdictions set forth on the then-current version of the Secretaría de Hacienda y Crédito Público registry listing those countries having a treaty to avoid double taxation with Mexico. A copy of the Secretaría de Hacienda y Crédito Público registry in effect as of the Closing Date is attached as Exhibit F to the Loan Agreement.
     “Permitted Liens” with respect to the Equipment and each Unit thereof, shall mean: (i) the interest of the Borrower and any lessee as provided in any lease permitted pursuant to Section 7.4(b) of the Loan Agreement; (ii) any Liens thereon for taxes, assessments, levies, fees and other governmental and similar charges not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of use of any Unit or any interest therein or any risk of criminal liability or risk of material civil liability on the Lender; (iii) any Liens of mechanics, suppliers, materialmen, laborers, employees, repairmen and other like Liens arising in the ordinary course of the Borrower’s (or if a lease is then in effect, any lessee’s) business securing obligations which are not due and payable or the amount or validity of which is being contested so long as there exists no material risk of sale, forfeiture, loss, or loss of use of any Unit or any risk of criminal liability or risk of material civil liability on the Lender; (iv) the Lien and security interest granted to the Trustee under and pursuant to the Mexican Trust Agreement; (v) Liens arising out of any judgment or award against the Borrower (or any lessee permitted pursuant to Section 7.4(b) of the Loan Agreement) with respect to which an appeal or proceeding for review is being presented in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review; or (vi) salvage rights of insurers under insurance policies maintained pursuant to Section 7.5 of the Loan Agreement.
     “Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Positive Make-Whole Amount” shall mean an amount equal to the Make-Whole Amount to the extent such Make-Whole Amount is a positive number.
     “Prepayment Fee” shall mean, with respect to the prepayment of any Note pursuant to Section 4.8(b) of the Loan Agreement (i) at any time prior to the first anniversary of the Closing Date, an amount equal to 0.75% of the principal amount of such Note being prepaid, (ii) at any time after the first anniversary of the Closing Date, but prior to the second anniversary of the Closing Date, an amount equal to 0.50% of the principal amount of such Note being prepaid, (iii) at any time after the second anniversary of the Closing Date, but prior to the third anniversary of the Closing Date, an amount equal to 0.25% of the principal amount of such Note being prepaid and (iv) at any time on or after the third anniversary of the Closing Date, an amount equal to 0% of the principal amount of such Note being prepaid.
     “Regulatory Change” shall have the meaning specified in Section 7.10(b) of the Loan Agreement.
     “Rejection Notice” shall have the meaning set forth in Section 4.8(c) of the Loan Agreement.
     “Related Indemnitee Group” shall have the meaning set forth in Section 7.6 of the Loan Agreement.
     “Replacement Unit” shall have the meaning set forth in Section 7.3(b) of the Loan Agreement.
     “Request” shall mean a written request for the action therein specified, delivered to the Lender and signed on behalf of the Borrower by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer or any Attorney-in-Fact authorized to execute and deliver any such request.
     “Requested Loan Amount” shall mean the amount of the Loan as requested by the Borrower pursuant to the Loan Request.
     “Responsible Officer” shall mean shall mean, with respect to the subject matter of any covenant, agreement or obligation of any party contained in the Loan Agreement, Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the President, any Vice President, Assistant Vice President, Treasurer or Assistant Treasurer.

     “SEC” shall mean the Securities and Exchange Commission.
     “Secured Party” shall mean the Lender.
     “Subsidiary” of any Person shall mean any corporation, association, or other business entity of which more than 50% (by number of votes) of the voting stock or other ownership interest at the time outstanding shall at the time be owned, directly or indirectly, by such Person or by any other corporation, association or trust which is itself a Subsidiary within the meaning of this definition, or collectively by such Person and any one or more such Subsidiaries.
     “Surface Transportation Board” or “STB” means the Surface Transportation Board of the United States Department of Transportation and any agency or instrumentality of the United States Government succeeding to its functions.
     “Tax Prepayment Notice” shall have the meaning set forth in Section 4.8(c) of the Loan Agreement.
     “Tax Prepayment Rejection Notice” shall have the meaning set forth in Section 4.8(c) of the Loan Agreement.
     “Taxes” means all fees, taxes, levies, assessments, charges or withholdings of any nature imposed by any Governmental Authority, together with any penalties, fines or interest thereon or additions thereto.
     “Taxing Jurisdiction” shall have the meaning set forth in Section 7.11 of the Loan Agreement.
     “Transfer Date” shall have the meaning set forth in Section 7.4(c) of the Loan Agreement.
     “Transferor” shall have the meaning set forth in Section 9.16(c) of the Loan Agreement.
     “Trustee” shall mean Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex, a Mexican Banking Institution, in its capacity as trustee under the Mexican Trust Agreement.
     “Unit” shall have the meaning set forth in the definition of “Equipment.”

PROMISSORY NOTE

No.	New York, New York
U.S.$	___, 20___
     FOR VALUE RECEIVED, Kansas City Southern de México, S.A. de C.V., a variable stock corporation (sociedad anónima de capital variable) organized and existing under the laws of the United Mexican States (the “Obligor”), by this Promissory Note hereby unconditionally promises to pay to the order of DVB BANK AG (the “Holder”) the principal sum of U.S.$                                         (                                         DOLLARS 00/100, CURRENCY OF THE UNITED STATES OF AMERICA), in installments payable on the dates set forth under the column entitled “To (Payment Date)” in Annex A hereto commencing                                            ___, ___ and thereafter to and including                                            ___, ___, each such installment to be in an amount equal to the corresponding percentage (if any) of the remaining principal amount hereof set forth under the column entitled “Percentage of Remaining Principal Balance Payable” in Annex A hereto, together with interest thereon on the amount of such principal amount remaining unpaid from time to time from and including the date hereof until such principal amount shall be due and payable, payable on                                          ___, ___ and on the last day of each March, June, September and December thereafter to the maturity date hereof at the rate of 6.1950% per annum (computed on the basis of a 360-day year and the actual number of days elapsed). Interest on any overdue principal, interest or Positive-Make Whole Amount, if any, hereof shall be paid from the due date thereof at the Late Rate (computed on the basis of a 360-day year and the actual number of days elapsed), payable on demand.
     This Promissory Note is one of the Notes issued pursuant to the Loan Agreement, dated as of September 24, 2008 (as from time to time amended, supplemented or modified, the “Loan Agreement”), between the Obligor and DVB Bank AG and is entitled to the benefits thereof. Unless otherwise indicated, capitalized terms used in this Promissory Note shall have the respective meanings ascribed to such terms in the Loan Agreement.
     Payments with respect to the principal amount hereof, Positive Make-Whole Amount, if any, and interest hereon shall be payable in U.S. Dollars in immediately available funds in accordance with Section 4.2 of the Loan Agreement. Each such payment shall be made on the date such payment is due and, except for the last payment of principal hereof, without any presentment or surrender of this Promissory Note. Whenever the date scheduled for any payment to be made hereunder or under the Loan Agreement shall not be a Business Day, then such payment need not be made on such scheduled date but may be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.
     Payments hereunder shall be reduced by any taxes, fees or charges required by applicable law to be withheld at the source, and any such withholdings shall be deemed to have been made for the benefit of the holder hereof.
Exhibit A
(to Loan Agreement)

     Each holder hereof, by its acceptance of this Promissory Note, agrees that each payment received by it hereunder shall be applied, first, to the payment of accrued but unpaid interest on this Promissory Note then due, second, to the payment of the unpaid principal amount of this Promissory Note then due, and, third, to the payment of any Positive Make-Whole Amount then due.
     This Promissory Note is subject to prepayment, in whole or from in part, at the times and on the terms specified in the Loan Agreement, but not otherwise.
     This Promissory Note is a registered Note and, as provided in the Loan Agreement, upon surrender of this Promissory Note, together with a written request from the holder of this Promissory Note for the issuance of a new Note or Notes of the same aggregate principal amount, the Obligor will issue and register in the name of a transferee a new Note or Notes. Prior to due presentment for registration of transfer, the Obligor may treat the person in whose name this Promissory Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Obligor will not be affected by any notice to the contrary.
     If an Event of Default occurs and is continuing, the principal of this Promissory Note may be declared or otherwise become due and payable in the manner, at the price (including any Positive Make-Whole Amount) and with the effect provided in the Loan Agreement.
     This Promissory Note has not been registered under the Securities Act of 1933 and may not be transferred in violation of such Act. This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.
     The Obligor and the holder, by holding this Promissory Note, submit themselves to the jurisdiction of the Federal or state courts located in New York, New York in any legal action or proceeding arising out of or with respect to this Promissory Note. Each such party irrevocably agrees not to assert any objection which it may ever have to the laying of venue of any such suit, action or proceeding in any Federal or state court located in New York, New York, including without limitation, objections regarding jurisdiction to which they may be entitled by reason of their current or future domiciles; and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

A-2

     IN WITNESS WHEREOF, the Obligor has duly executed this Promissory Note as of the date mentioned below.

Kansas City Southern de México, S.A. de C.V., a company incorporated under the laws of Mexico
By:
Name:
	Title:	Attorney-in-Fact

A-3

Amortization Schedule
Equipment Note

A-4

Loan Request
                    , 20__

To:	DVB Bank AG, as lender (“Lender”) under that certain Loan Agreement dated as of September 24, 2008 between the Kansas City Southern de México, S.A. de C.V., as borrower and the Lender (the “Agreement”) (all capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement, unless the context otherwise requires).

From:	Kansas City Southern de México, S.A. de C.V.

Re:	Loan Request
     1. The Closing Date is                     , 20___.
     2. The undersigned hereby requests the Loan in the amount of $52,200,000.00. The Financing Percentage relating to the requested Loan is 79.1%.
     3. Set forth on Annex A is a description of number and type of Units of Equipment for which settlement of the purchase price will be made on the Closing Date with the proceeds of this Loan and the Equipment Cost of such Units.
     4. The undersigned hereby certifies that the requested Loan complies with the limitations and conditions set forth in Section 3.1(a) of the Agreement and all conditions to the Loan set forth in Article VI of the Agreement have been fully satisfied or waived.
     5. The undersigned requests that the Loan be sent by wire transfer in accordance with the payment instructions attached hereto as Annex B.

Kansas City Southern de México, S.A. de C.V.
By:
Name:
Title:

Exhibit B
(to Loan Agreement)

Annex A
to Loan Request

		Equipment Cost
Equipment	Quantity	Per Unit	Reporting Marks
GE ES44AC Locomotives	29	$2,275,662.00	KCSM 4730 through
			KCSM 4758, inclusive

B-2

Annex B
to Loan Request
Wiring Instructions

Beneficiary:	Kansas City Southern de México, S.A. de C.V.

Account:	62908 26870

ABA	026 0095 93

Bank:	Bank of America

Loc.	Concorde California

B-3

Conditions Precedent
     The obligation of the Lender to make the Loan to the Borrower on the Closing Date shall be subject to the following conditions precedent:
     (1) Execution of the Loan Agreement. On or before the Closing Date, the Loan Agreement (the “Agreement”) between DVB Bank AG, as Lender (the “Lender”) and Kansas City Southern de México, S.A. de C.V. (the “Borrower”) shall be in full force and effect and shall be satisfactory in form and substance to the Lender, shall have been duly executed and delivered by the Lender and the Borrower (except that the execution and delivery of the Agreement by a party thereto shall not be a condition precedent to such party’s obligations hereunder), and executed counterparts of the Agreement shall have been delivered to Lender or its counsel on or before the Closing Date.
     (2) Loan Request. The Lender shall have received the Loan Request from the Borrower relating to the Loan requested to be made on the Closing Date.
     (3) Loan Agreement Supplement. A Loan Agreement Supplement shall be in full force and effect and shall be satisfactory in form and substance to the Lender, shall have been duly executed and delivered by the Lender and the Borrower (except that the execution and delivery of the Agreement by a party thereto shall not be a condition precedent to such party’s obligations hereunder), and executed counterparts of the Loan Agreement Supplement shall have been delivered to Lender or its counsel on or before the Closing Date.
     (4) Appraisal. On or before the Closing Date, the Lender shall have received an appraisal from the Borrower by RailSolutions, Inc.
     (5) Recordation and Filing. On or before the Closing Date, the Borrower will (i) cause the Agreement and the Loan Agreement Supplement dated the Closing Date or appropriate evidence thereof, to be duly filed, recorded and deposited (A) with the Surface Transportation Board in conformity with 49 U.S.C. § 11301 and (B) with the Registrar General of Canada pursuant to Section 105 of the Canada Transportation Act and (ii) cause a Uniform Commercial Code precautionary financing statement covering the security interest created by or pursuant to the Agreement naming the Borrower, as debtor, and the Lender, as a secured party, to be filed with (x) the Recorder of Deeds of the District of Columbia and (y) the Secretary of State of the State of Missouri.
     (6) Officer’s Certificate of the Borrower. On the Closing Date, the Lender shall have received an Officer’s Certificate dated such date from the Borrower, substantially in the form attached to the Agreement as Exhibit D.
     (7) Opinions of Counsel. On the Closing Date, the Lender and the Borrower shall have received the favorable written opinion of each of (A) internal counsel to the
Exhibit C
(to Loan Agreement)

Borrower and special U.S. counsel to the Borrower, (B) Alvord and Alvord, special STB counsel and (C) McCarthy Tétrault LLP, special Canadian counsel; provided that receipt by a party hereto of a favorable written opinion from counsel to such party shall not be a condition precedent to such party’s obligations hereunder.
     (8) Insurance Certificate. On or before the Closing Date, the Lender shall have received a certificate relating to insurance that is required pursuant to Section 7.5 of the Agreement.
     (9) Corporate Documents. The Lender and the Borrower shall have received such documents and evidence with respect to the Lender and the Borrower as either such party may reasonably request in order to establish the authority for the consummation of the transactions contemplated by the Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth and the incumbency of all officers signing the Agreement.
     (10) No Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing Date, to set aside, restrain, enjoin or prevent the completion and consummation of any of the Agreement or the transactions contemplated hereby or thereby.
     (11) Governmental Actions. All actions, if any, required to have been taken on or prior to the Closing Date in connection with the transactions contemplated by the Agreement on the Closing Date shall have been taken by any governmental or political agency, subdivision or instrumentality of the United States and all orders, permits, waivers, exemptions, authorizations and approvals of such entities required to be in effect on the Closing Date in connection with such transactions contemplated by the Agreement on the Closing Date shall have been issued, and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect, on the Closing Date.
     (12) Mexican Trust Agreement. The Mexican Trust Agreement, in form and substance satisfactory to the parties thereto, shall have been executed by the Borrower, the Lender and the Trustee and the Lender shall have received an original counterpart of the executed Mexican Trust Agreement.

C-2

Form of Officer’s Certificate of
Kansas City Southern de México, S.A. de C.V.
     The undersigned certifies that he is the                                          of Kansas City Southern de México, S.A. de C.V. (the “Borrower”) and that, as such, he is authorized to execute this Certificate on behalf of the Borrower, and further certifies that (i) the Borrower has performed and complied with all agreements and conditions contained in the Loan Agreement dated as of September 24, 2008, between DVB Bank AG and the Borrower (the “Agreement”) which are required to be performed or complied with by the Borrower on or before the date hereof (capitalized terms used herein without definition have the meanings assigned to them in the Agreement) and (ii) the representations and warranties of the Borrower set forth below are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date):
     (a) the Borrower is a company duly organized and validly existing under the laws of Mexico, is duly licensed or qualified in each jurisdiction where it operates in which the failure to so qualify would have a material adverse effect on its ability to enter into and perform its obligations under the Agreement, has the corporate power and authority to carry on its business as now conducted, and has the requisite power and authority to execute, deliver and perform its obligations under the Agreement;
     (b) the Agreement has been duly authorized by all necessary corporate action (no shareholder approval being required), executed and delivered by the Borrower, and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws and by general principles of equity;
     (c) the execution, delivery and performance by the Borrower of the Agreement and compliance by the Borrower with all of the provisions thereof do not and will not contravene any law or regulation, or any order of any court or governmental authority or agency applicable to or binding on the Borrower or any of its properties, or contravene the provisions of, or constitute a default by the Borrower under, or result in the creation of any Lien (except for Permitted Liens) upon the property of the Borrower under its by-laws or any material indenture, mortgage, contract or other agreement or instrument to which the Borrower is a party or by which the Borrower or any of its property is bound or affected;
     (d) except for those matters discussed in the financial statements of the Borrower referred to in paragraph (e) below, there are no proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower in any court or before any governmental authority or arbitration board or tribunal which individually or in the aggregate would materially and adversely affect the financial condition of the Borrower or impair the ability of the Borrower to perform its obligations under the Agreement or
Exhibit D
(to Loan Agreement)

which questions the validity of the Agreement or any action taken or to be taken pursuant thereto;
     (e) the audited consolidated balance sheet and consolidated statements of income and retained earnings and cash flows of the Borrower for the fiscal year ended December 31, 2007, fairly present, in conformity with U.S. generally accepted accounting principles, the consolidated financial position of the Borrower as of such date and the results of its operations for the period then ended. Since December 31, 2007, there has been no material adverse change in such financial condition or results of operations;
     (f) the Equipment is covered by the insurance required by Section 7.5 of the Agreement and all premiums due prior to the Closing Date in respect of such insurance shall have been paid in full;
     (g) no Event of Default has occurred and is continuing and no Casualty Occurrence has occurred; and
     (h) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by the Borrower of the Agreement, except for the filings contemplated by Section 7.13 of the Agreement.
     In Witness Whereof, the undersigned has hereunto subscribed his/her name this ___day of                     , 2008.

Name:
Title:	Attorney-in-Fact

D-2

Loan Agreement Supplement No. ___
Between
Kansas City Southern de México, S.A. de C.V.,
as Borrower
and
DVB Bank AG,
as Lender
___GE ES44AC Locomotives
Dated                      ___, 2008

     Memorandum of Loan Agreement Supplement No. ___ filed with the Surface Transportation Board pursuant to 49 U.S.C. §11301 on                      ___, 2008, at ___:______ ___.M., Recordation Number                     , and deposited in the Office of the Registrar General of Canada pursuant to Section 105 of the Canada Transportation Act on                      ___, 2008, at ___:______ ___.M.
Exhibit E
(to Loan Agreement)

Loan Agreement Supplement No. ___
     Loan Agreement Supplement No. ___ dated                      ___, 2008 by and between Kansas City Southern de México, S.A. de C.V., a company incorporated under the laws of Mexico (together with its successors and permitted assigns, the “Borrower”) and DVB Bank AG, a German corporation (together with its successors and permitted assigns, the “Lender”).
     Whereas, the Loan Agreement, dated as of September 24, 2008 (as amended, supplemented or restated and in effect from time to time, the “Loan Agreement”) between the Borrower and the Lender provides for the execution and delivery of supplements thereto (each a “Loan Agreement Supplement” and collectively, “Loan Agreement Supplements”) substantially in the form hereof which shall particularly describe the Equipment (such term and other terms defined in the Loan Agreement being used herein as therein defined) and any Replacement Units (terms used in this instrument having the meanings assigned thereto in the Loan Agreement);
     Whereas, the Loan Agreement relates to the Units of Equipment described in Schedule I hereto and made a part hereof;
     Now, therefore, the indebtedness described in the Notes, the prompt and complete payment of the principal of, interest on and Positive Make-Whole Amount, if any, with respect to the Notes, and all other amounts due from the Borrower with respect to the Notes from time to time outstanding under the Loan Agreement and all other amounts due thereunder and the performance and observance by the Borrower of all the agreements, covenants and provisions in the Loan Agreement and in the Notes is secured by the Equipment and the income and proceeds thereof pursuant to the terms of the Mexican Trust Agreement. To the extent that the Borrower obtains, or is deemed to have obtained, any right, title or interest in the Equipment and the income and proceeds thereof, the Borrower grants to the Lender, subject to Section 7.16 of the Loan Agreement, a security interest in the Equipment and the income and proceeds thereof as collateral security for the indebtedness described in the Notes and the Loan Agreement and the prompt and complete payment of the principal of, interest on, and Positive Make-Whole Amount, if any, with respect to the Notes, and all other amounts due from the Borrower with respect to the Notes from time to time outstanding under the Loan Agreement and all other amounts due from the Borrower under the Loan Agreement.
     This Loan Agreement Supplement shall be construed as supplemental to the Loan Agreement and shall form a part thereof; and the Loan Agreement is hereby incorporated by reference herein to the same extent as if fully set forth herein and is hereby ratified, approved and confirmed in all respects.
     This Loan Agreement Supplement shall be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance.

     In Witness Whereof, the parties hereto have caused this Loan Agreement Supplement to be duly executed, as of the day and year first above written.

Kansas City Southern de México, S.A. de C.V., as Borrower
By:
Name:
Title:

DVB Bank AG, as Lender
By:
Name:
Title:

State of	)

	)	SS.:
County of	)

     On this ___day of                                         , 2008, before me personally appeared                                          to me personally known, who being by me duly sworn, says that (s)he is the                                          of DVB Bank AG, that said instrument was signed on                                          ___, 2008, on behalf of said corporation by authority of its Management Board and Supervisory Board and (s)he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.

By
Notary Public

(SEAL)
My Commission Expires:

State of	)

	)	SS.:
County of	)

     On this ___day of                                         , 2008, before me personally appeared                                          to me personally known, who being by me duly sworn, says that (s)he is the                                          of Kansas City Southern de México, S.A de C.V., that said instrument was signed on                                          ___, 2008, on behalf of said corporation by authority of its Board of Directors; and (s)he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.

By
Notary Public

(SEAL)
My Commission Expires:

Schedule I
to
Loan Agreement Supplement No. ___

		Equipment Cost
Equipment	Quantity	Per Unit	Reporting Marks
GE ES44AC Locomotives	29	$2,275,662.00	KCSM 4730 through
			KCSM 4758, inclusive

Schedule II
to
Loan Agreement Supplement No. ___
Terms of Notes

Principal Amount	Interest Rate	Final Maturity
$52,200,000.00	6.1950%	_September 29, 2023

Secretaría de Hacienda y Crédito Público Listing
Germany
Argentina
Australia
Austria
Belgium
Brazil
Canada
Chile
China
Korea
Denmark
Ecuador
Spain
United States of America
Finland
France
Greece
Indonesia
Ireland
Israel
Italy
Japan
Luxembourg
Norway
New Zealand
Netherlands
Poland
Portugal
United Kingdom
Czech Republic
Slovakia
Romania
Russia
Singapore
Sweden
Switzerland
Exhibit F
(to Loan Agreement)